                                                                       EXHIBIT 2

                             TRANSACTION AGREEMENT

                                     AMONG

                                  WHWE L.L.C.,
                         WOODSTAR INVESTOR PARTNERSHIP,
                       NOMURA ASSET CAPITAL CORPORATION,
                                JUERGEN BARTELS,
                               W&S HOTEL L.L.C.,
                    WESTIN HOTELS & RESORTS WORLDWIDE, INC.,
                             W&S LAUDERDALE CORP.,
                               W&S SEATTLE CORP.,
                      WESTIN ST. JOHN HOTEL COMPANY, INC.,
                               W&S DENVER CORP.,
                               W&S ATLANTA CORP.,
                            STARWOOD LODGING TRUST,
                        SLT REALTY LIMITED PARTNERSHIP,
                          STARWOOD LODGING CORPORATION
                                      AND
                       SLC OPERATING LIMITED PARTNERSHIP
                         DATED AS OF SEPTEMBER 8, 1997

                               TABLE OF CONTENTS

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RECITALS....................................................    1
ARTICLE I
  The Subsidiary Contributions; The Merger; Closings;
     Effective Time;........................................    1
  1.1.  The Subsidiary Contributions........................    1
  1.2.  The Merger..........................................    5
  1.3.  Effect of the Merger on Capital Stock...............    5
  1.4.  Working Capital Adjustments.........................    7
  1.5.  Adjustments to Prevent Dilution.....................   10
  1.6.  Closing.............................................   10
  1.7.  Effective Time......................................   10
ARTICLE II
  Declaration of Trust and Trust Regulations of the
     Surviving Trust........................................   10
  2.1.  The Declaration of Trust............................   10
  2.2.  The Trust Regulations...............................   10
ARTICLE III
  Trustees, Directors and Officers of the Surviving Trust
     and Starwood Corp......................................   11
  3.1.  Trustees of Surviving Trust.........................   11
  3.2.  Officers of Surviving Trust.........................   11
  3.3.  Directors of Starwood Corp. ........................   11
  3.4.  Officers of Starwood Corp. .........................   11
ARTICLE IV
  Exchange of Certificates for Worldwide Shares; Dissenter's
    Rights; Units of Starwood Realty Partnership and
    Starwood Operating Partnership to be Issued in
    Connection with the Subsidiary Contributions............   11
  4.1.  Exchange of Certificates for Worldwide Shares.......   11
  4.2.  Dissenters' Rights..................................   13
  4.3. Units of Starwood Realty Partnership and Starwood Operating Partnership to be Issued in Connection
        with the Subsidiary Contributions...................   13
ARTICLE V
  Representations and Warranties............................   15
  5.1.  Representations and Warranties of the Westin
        Companies...........................................   15
  5.2.  Representations and Warranties of the Starwood
        Companies...........................................   30
ARTICLE VI
  Covenants.................................................   34
  6.1.  Interim Operations..................................   34
  6.2.  Maintenance, Promotions, etc. ......................   36
  6.3.  Information Supplied................................   36
  6.4.  Stockholders Meeting................................   36
  6.5.  Filings; Other Actions; Notification................   37
  6.6.  Tax Matters.........................................   38
  6.7.  Access..............................................   38
  6.8.  Affiliates..........................................   39
  6.9.  Registration and Stock Exchange Listing.............   39
  6.10. Publicity...........................................   39
  6.11. Options; Benefits...................................   40
  6.12. Fees and Expenses...................................   40
  6.13. Takeover Statute....................................   41
  6.14. Starwood Trust and Starwood Corp. Vote..............   41

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  6.15. Name and Management of Starwood Corp. and Starwood
        Trust...............................................   41
  6.16. Additional Covenants................................   42
  6.17. Reorganization of the Purchased Entities............   44
  6.18. Closing After January 2, 1998.......................   44
  6.19. Commitments for Title Insurance.....................   44
  6.20. Liquor and Other Licenses...........................   45
  6.21. Solicitation of Employees...........................   45
  6.22. Confidentiality.....................................   45
  6.23. Capitalized Lease Obligations.......................   46
  6.24. Further Assurances..................................   46
  6.25. Transfer of Certain Rights of LLC...................   46
  6.26. Nomura Consents.....................................   46
  6.27. Escrow Arrangement..................................   47
  6.28. Additional Agreements with Nomura...................   47
ARTICLE VII
  Conditions................................................   47
  7.1.  Conditions to Each Party's Obligation to Effect the
        Merger..............................................   47
  7.2.  Conditions to Obligations of the Starwood
        Companies...........................................   48
  7.3.  Conditions to Obligation of the Westin Companies....   50
ARTICLE VIII
  Termination...............................................   51
  8.1.  Termination by Mutual Consent.......................   51
  8.2.  Termination by Either the Starwood Companies or
        Westin Companies....................................   51
  8.3.  Termination by the Westin Companies.................   51
  8.4.  Termination by Starwood Trust or Starwood Corp. ....   52
  8.5.  Effect of Termination and Abandonment...............   52
ARTICLE IX
  Miscellaneous and General.................................   53
  9.1.  Survival and Indemnification........................   53
  9.2.  Modification or Amendment...........................   53
  9.3.  Waiver of Conditions................................   53
  9.4.  Counterparts........................................   53
  9.5.  Governing Law and Venue; Waiver of Jury Trial.......   53
  9.6.  Notices.............................................   54
  9.7.  Entire Agreement; No Other Representations..........   55
  9.8.  No Third Party Beneficiaries........................   55
  9.9.  Obligations of the Starwood Companies and of the
        Westin Companies....................................   55
  9.10. Transfer Taxes......................................   55
  9.11. Severability........................................   56
  9.12. Interpretation; Certain Defined Terms...............   56
  9.13. Successors and Assigns..............................   56
  9.14. Disclosure Letter Updating..........................   56
  9.15. Index to Defined Terms..............................   57
  9.16. Starwood Trust......................................   60
  9.17. Nomura..............................................   60
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                                       ii

                             TRANSACTION AGREEMENT

     TRANSACTION AGREEMENT (hereinafter called this "Agreement"), dated as of September 8, 1997, among WHWE L.L.C., a Delaware limited liability company ("WHWE"), Woodstar Investor Partnership, a Delaware general partnership ("Woodstar"), Nomura Asset Capital Corporation, a Delaware corporation ("Nomura"), Juergen Bartels ("Bartels", and together with WHWE, Woodstar and Nomura, the "Members"), W&S Hotel L.L.C., a Delaware limited liability company (the "LLC"), Westin Hotels & Resorts Worldwide, Inc., a Delaware corporation ("Worldwide"), W&S Lauderdale Corp., a Delaware corporation ("Lauderdale"), W&S Seattle Corp., a Delaware corporation ("Seattle"), Westin St. John Hotel Company, Inc., a United States Virgin Islands corporation ("St. John"), W&S Denver Corp., a Delaware corporation ("Denver"), W&S Atlanta Corp., a Delaware corporation ("Atlanta"), Starwood Lodging Trust, a Maryland real estate investment trust (referred to herein as "Starwood Trust" or the "Surviving Trust"), SLT Realty Limited Partnership, a Delaware limited partnership ("Starwood Realty Partnership"), Starwood Lodging Corporation, a Maryland corporation ("Starwood Corp.") and SLC Operating Limited Partnership, a Delaware limited partnership ("Starwood Operating Partnership" and together with Starwood Trust, Starwood Realty Partnership and Starwood Corp. the "Starwood Companies"). For purposes of this Agreement, the term "Westin Companies" shall mean the LLC, Worldwide, Lauderdale, Seattle, St. John, Denver and Atlanta, and the term "Westin Subsidiaries" shall mean Worldwide, Lauderdale, Seattle, St. John, Denver and Atlanta.

                                    RECITALS

     WHEREAS the respective boards of managers, boards of directors, board of trustees and general partners, as applicable, of the Members, the Westin Companies and the Starwood Companies deem it in the best interests of their respective limited liability companies, corporations, real estate investment trust and partnerships to engage in the transactions described in this Agreement, including the merger of Worldwide with and into Starwood Trust (the "Merger"), in the manner set forth in this Agreement;

     WHEREAS the respective boards of managers, boards of directors, board of trustees and general partners, as applicable, of each of the Members, the Westin Companies and the Starwood Companies have approved the transactions described herein and the Board of Directors of Worldwide and the Board of Trustees of Starwood Trust have approved the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS the stockholders and members or managers, as applicable, of the Westin Companies have approved the transactions described herein and the stockholders of Worldwide have approved the Merger, in each case upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

     WHEREAS the Members, the Westin Companies and the Starwood Companies desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                   THE SUBSIDIARY CONTRIBUTIONS; THE MERGER;
                           CLOSINGS; EFFECTIVE TIME;

     1.1. THE SUBSIDIARY CONTRIBUTIONS.

     (a) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, the LLC may distribute the outstanding shares of capital stock of Seattle held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined herein) the Members (or their permitted transferees) shall contribute, or cause to be contributed, to Starwood Realty Partnership all the then outstanding shares of capital stock of Seattle ("Seattle Shares"). Concurrently with such contribution, (i) Starwood Realty Partnership shall issue to the Members (or their permitted transferees) and any other holders of Seattle Shares, on a pro rata basis based on the number of Seattle Shares so contributed to Starwood Realty Partnership, an aggregate of 359,948 Units of Starwood Realty Partnership having the terms set forth on Annex C hereto ("Starwood Realty Partnership Units"), as such number of Starwood Realty Partnership Units shall be adjusted pursuant to the terms of this Agreement, (ii) Starwood Realty Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) in connection with such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $104,800,000, (iii) Starwood Realty Partnership, the Starwood Companies and the Members (or their permitted transferees) will comply with the covenants set forth in Sections 6.16(a), (b), (c) and (d) and (iv) Starwood Realty Partnership will assume, repay or refinance (or will cause to be assumed, repaid or refinanced), or, in the case of nonrecourse indebtedness, acquire (directly or indirectly) the assets securing such indebtedness subject to such indebtedness (collectively, "Assume") all indebtedness of Seattle and of each entity set forth on Schedule 1.1(a) in which Seattle has a direct or indirect equity interest that is outstanding on the Closing Date; provided, however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) of this Section 1.1(a) is less than $104,800,000, Starwood Realty Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of Seattle Shares that contributes Seattle Shares to Starwood Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of Seattle contributed by such Member (or such permitted transferees) and each such other holder to Starwood Realty Partnership) of the excess of $104,800,000 over the amount of such indebtedness so incurred and assumed.

     (b) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, the LLC may distribute the outstanding shares of capital stock of Lauderdale held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Members (or their permitted transferees) shall contribute, or cause to be contributed, to Starwood Realty Partnership all the then outstanding shares of capital stock of Lauderdale ("Lauderdale Shares"). Concurrently with such contribution, (i) Starwood Realty Partnership shall issue to the Members (or their permitted transferees) and any other holders of Lauderdale Shares, on a pro rata basis based on the number of Lauderdale Shares so contributed to Starwood Realty Partnership, an aggregate of 120,948 Units of Starwood Realty Partnership Units, as such number of Starwood Realty Partnership Units shall be adjusted pursuant to the terms of this Agreement, (ii) Starwood Realty Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) in connection with such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $21,900,000, (iii) Starwood Realty Partnership, the Starwood Companies and the Members (or their permitted transferees) will comply with the covenants set forth in Sections 6.16(a), (b), (c) and (d) and (iv) Starwood Realty Partnership will Assume all indebtedness of Lauderdale and of each entity set forth on Schedule 1.1(b) in which Lauderdale has a direct or indirect equity interest that is outstanding on the Closing Date; provided, however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) of this Section 1.1(b) is less than $21,900,000, Starwood Realty Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of Lauderdale Shares that contributes Lauderdale Shares to Starwood Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of Lauderdale contributed by such Member (or such permitted transferees) and each such other holder to Starwood Realty Partnership) of the excess of $21,900,000 over the amount of such indebtedness so incurred and assumed.

     (c) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, the LLC may distribute the outstanding shares of capital stock of Denver held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Members (or their permitted transferees) shall contribute, or cause to be contributed, to Starwood Realty Partnership all the then outstanding shares of capital stock of Denver ("Denver Shares"). Concurrently with such contribution, (i) Starwood Realty Partnership shall issue to the Members (or their permitted transferees) and any other holders of Denver Shares, on a pro rata basis based on the number of Denver Shares so contributed to Starwood Realty Partnership, an aggregate of 116,948 Starwood Realty Partnership Units, as such number of Starwood Realty Partnership Units shall be adjusted pursuant to the terms of this Agreement, (ii) Starwood Realty Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) in connection with such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $20,500,000, (iii) Starwood Realty Partnership, the Starwood Companies and the Members (or their permitted transferees) will comply with the covenants set forth in Sections 6.16(a), (b),
(c) and (d) and (iv) Starwood Realty Partnership and Starwood Trust will Assume (or cause to be Assumed) all indebtedness of Denver and of each entity set forth on Schedule 1.1(c) in which Denver has a direct or indirect equity interest that is outstanding on the Closing Date; provided however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) of this Section 1.1(c) is less than $20,500,000, Starwood Realty Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of Denver Shares that contributes Denver Shares to Starwood Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of Denver contributed by such Member (or such permitted transferees) and each such other holder to Starwood Realty Partnership) of the excess of $20,500,000 over the amount of such indebtedness so incurred and assumed.

     (d) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, (i) the LLC may distribute the outstanding shares of capital stock of Atlanta held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity and (ii) Starwood Realty Partnership will lend to Atlanta an aggregate amount of $34,200,000 of indebtedness on terms reasonably acceptable to the LLC and that Atlanta will pay a dividend to the LLC (or the Members, as the case may be), and the LLC may make a distribution to the Members, in an amount equal to the aggregate amount of such indebtedness. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the LLC (or its permitted transferees) shall contribute, or cause to be contributed, to Starwood Operating Partnership all the then outstanding shares of capital stock of Atlanta ("Atlanta Shares"). Concurrently with such contribution, subject to the last sentence of this paragraph, (i) Starwood Operating Partnership shall issue to the LLC (or its permitted transferees) and any other holders of Atlanta Shares, on a pro rata basis based on the number of Atlanta Shares so contributed to Starwood Operating Partnership, an aggregate of 358,000 Units of Starwood Operating Partnership having the terms set forth on Annex C hereto ("Starwood Operating Partnership Units"), as such number of Starwood Operating Partnership Units shall be adjusted pursuant to the terms of this Agreement, and (ii) Starwood Operating Partnership will Assume (or cause to be Assumed) all indebtedness of Atlanta and of each entity set forth on Schedule 1.1(d) in which Atlanta has a direct or indirect equity interest that is outstanding on the Closing Date; provided however, that in the event the aggregate amount of indebtedness loaned by Starwood Realty Partnership to Atlanta pursuant to this Section 1.1(d) is less than $34,200,000, Starwood Operating Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of Atlanta Shares that contributes Atlanta Shares to Starwood Operating Partnership in consideration for such contribution, as applicable, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of Atlanta

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

contributed by such Member (or such permitted transferees) and each such other holder to Starwood Operating Partnership) of the excess of $34,200,000 over the amount of such indebtedness so incurred and assumed.

     (e) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, the LLC may distribute the outstanding shares of capital stock of St. John held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Members (or their permitted transferees) shall contribute, or cause to be contributed, to Starwood Operating Partnership all the then outstanding shares of capital stock of St. John ("St. John Shares"). Concurrently with such contribution, (i) Starwood Operating Partnership shall issue to the Members (or their permitted transferees) and any other holders of St. John Shares, on a pro rata basis based on the number of St. John Shares so contributed to Starwood Operating Partnership, an aggregate of 35,156 Starwood Operating Partnership Units, as such number of Starwood Operating Partnership Units shall be adjusted pursuant to the terms of this Agreement, (ii) Starwood Operating Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) in connection with such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $6,000,000, (iii) Starwood Operating Partnership, the Starwood Companies and the Members (or their permitted transferees) will comply with the covenants set forth in Sections 6.16(a), (b), (c) and (d), (iv) Starwood Operating Partnership and Starwood Trust shall Assume (or will cause to be Assumed) all indebtedness of St. John and of each entity set forth in Schedule 1.1(e) in which St. John has a direct or indirect equity interest that is outstanding on the Closing Date; provided however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) of this Section 1.1(c) is less than $6,000,000, Starwood Operating Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of St. John Shares that contributes St. John Shares to Starwood Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of St. John contributed by such Member (or such permitted transferees) and each such other holder to Starwood Operating Partnership) of the excess of $6,000,000 over the amount of such indebtedness so incurred and assumed.

     (f) Notwithstanding anything contained herein to the contrary, at the election of the Westin Companies, the Members (other than Bartels and Nomura) may distribute not more than 15% of the outstanding shares of each of Seattle, Lauderdale, Atlanta, Denver and St. John (the "Redistributed Subsidiary Shares") to investors in the Members or their designees, and each such investor or designee will then exchange each such Seattle Share for a pro rata portion (based on the number of Seattle Shares then outstanding) of (i) an aggregate number of 359,948 shares of Class B EPS and (ii) an aggregate amount of cash equal to $104,800,000, each such Lauderdale Share for a pro rata portion (based on the number of Lauderdale Shares then outstanding) of (i) an aggregate number of 120,948 shares of Class B EPS and (ii) an aggregate amount of cash equal to $21,900,000, each such Atlanta Share for a pro rata portion (based on the number of Atlanta Shares then outstanding) of (i) an aggregate number of 358,000 shares of Class B EPS and (ii) an aggregate amount of cash equal to $34,200,000, each such Denver Share for a pro rata portion (based on the number of Denver Shares then outstanding) of (i) an aggregate number of 116,948 shares of Class B EPS and (ii) an aggregate amount of cash equal to $20,500,000 and each such St. John Share for a pro rata portion (based on the number of St. John Shares then outstanding) of (i) an aggregate number of 35,156 shares of Class B EPS and (ii) an aggregate amount of cash equal to $6,000,000. The Redistributed Subsidiary Shares shall decrease, on a proportionate basis, the aggregate number of Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, to be issued, and the aggregate amount of indebtedness of the Members to be assumed, in connection with the relevant contribution of the Westin Subsidiaries referred to in Section 1.1 (each a "Subsidiary Contribution") shall be reduced dollar for dollar by the amount of cash paid pursuant to this Section 1.1(f), such that (i) the aggregate number of Starwood Realty Partnership Units, Starwood Operating Partnership Units and Class B EPS to be issued pursuant to this Section 1.1 shall not exceed the aggregate number of Starwood Realty Partnership Units and Starwood Operating Partnership

Units that would have been issued under this Section 1.1 construed without regard to this Section 1.1(f) and (ii) the total indebtedness Assumed and cash paid pursuant to this Section 1.1 shall not exceed the total indebtedness that would have been Assumed under this Section 1.1 construed without regard to this
Section 1.1(f).

     1.2. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.7) Worldwide shall be merged with and into Starwood Trust and the separate corporate existence of Worldwide shall thereupon cease. Starwood Trust shall be the surviving real estate investment trust in the Merger (sometimes hereinafter referred to as the "Surviving Trust"), and the separate existence of Starwood Trust with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Article I and in Articles II and III. The Merger shall have the effects specified in the Maryland Corporations and Associations law, as amended (the "MCA"), and the Delaware General Corporation Law, as amended (the "DGCL").

     1.3. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of Worldwide:

     (a) Merger Consideration. Each share of Common Stock, par value $0.01 per share, of Worldwide (collectively, the "Worldwide Shares") issued and outstanding immediately prior to the Effective Time (other than Worldwide Shares owned by any Starwood Company or any direct or indirect subsidiary of any Starwood Company or Worldwide Shares that are owned by Worldwide or any direct or indirect subsidiary of Worldwide and in each case not held on behalf of third parties ("Affiliated Shares") or Worldwide Shares ("Dissenting Shares" and, together with the Affiliated Shares, the "Excluded Shares") that are owned by stockholders ("Dissenting Stockholders") exercising appraisal rights pursuant to
Section 262 of the DGCL) shall be converted into, and become exchangeable for, a pro rata portion (based upon the aggregate number of Worldwide Shares issued and outstanding immediately prior to the Effective Time) of (x) a number of shares of Class A Exchangeable Preferred Stock of Starwood Trust, par value $.01 per share, having the terms set forth on Annex A hereto ("Class A EPS") equal to the product of (A) the Nondissenting Portion times (B) 6,285,783, (y) a number of shares of Class B Exchangeable Preferred Stock of Starwood Trust, liquidation value $38.50 per share, having the terms set forth on Annex B hereto ("Class B EPS") equal to the product of (A) the Nondissenting Portion times (B) 5,294,783, and (z) subject to the following provisions of this Section 1.3(a), cash in an amount equal to the product of (A) the Nondissenting Portion times (B) 177,926,000 reduced by the aggregate amount of cash dividends paid by Denver pursuant to Section 6.1(b)(iv)(c) prior to the Effective Time (collectively, the "Merger Consideration"). The "Nondissenting Portion" shall be equal to one minus a fraction, the numerator of which is the number of Dissenting Shares and the denominator of which a number of Worldwide Shares (other than Affiliated Shares) issued and outstanding immediately prior to the Effective Time. In addition, in connection with the Merger, Starwood Trust will Assume (or cause to be Assumed) all indebtedness of Worldwide and of each entity set forth on Schedule 1.3(a) in which Worldwide has a direct or indirect equity interest (including joint venture indebtedness) (collectively "Worldwide Debt") outstanding immediately prior to the Effective Date. At the Effective Time, no Worldwide Share shall any longer be outstanding and all Worldwide Shares shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Worldwide Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.1(d) cash in lieu of fractional shares into which such Worldwide Shares have been converted pursuant to this Section 1.3(a) and any distribution or dividend pursuant to Section 4.1(b).

     (b) In the event the principal amount of outstanding indebtedness of the Westin Subsidiaries and their respective Subsidiaries (excluding any intercompany indebtedness for borrowed money) immediately prior to the Effective Date is less than the amount set forth in Schedule 1.3(b), the aggregate amount of the cash portion of the Merger Consideration shall be increased by an amount equal to the excess of the amount of such indebtedness set forth in Schedule 1.3(b) over the sum of (i) the principal amount of such indebtedness Assumed pursuant to Section 1.1 or Section 1.3 and (ii) the amount of any cash paid pursuant to Section 1.1(f), this Agreement, and each outstanding share of Worldwide that is converted into a portion of the Merger Consideration in the Merger shall be converted into its pro rata portion of such increased Merger Consideration.

     (c) In the event that (1) the sum of (i) the principal of and all accrued and unpaid interest on the outstanding indebtedness of the Members (or their permitted transferees) that is Assumed by the Starwood Realty Partnership or the Starwood Operating Partnership pursuant to Section 1.1, (ii) the principal amount of indebtedness of the Westin Subsidiaries and their respective Subsidiaries (including the allocable portion of the indebtedness of non-subsidiary joint ventures) that is Assumed by the Starwood Companies pursuant to Section 1.1 or Section 1.3 (other than any indebtedness incurred to fund (a) Actual Scheduled Expenditures in excess of Budgeted Scheduled Expenditures, (b) Actual Unscheduled Expenditures or (c) acquisitions that, in any such case, are permitted to be made as a result of the operation of this
Section 1.3 or any indebtedness incurred by any joint venture that is not controlled by the Westin Companies) and (iii) without duplication of any amounts described in clause (i) or (ii), any cash paid pursuant to Section 1.1(f) exceeds the amount set forth in Schedule 1.3(c), then the aggregate amount of the cash portion of the Merger Consideration shall be decreased by an amount equal to such excess, and each outstanding share of Worldwide that is converted into a portion of the Merger Consideration in the Merger shall be converted into its pro rata portion of such decreased Merger Consideration.

     (d) In the event the aggregate amount of capital expenditures or investments made in respect of the hotels or other assets relating to the Westin Companies and/or their respective Subsidiaries set forth on Schedule 1.3(d)-1 during the period beginning on January 1, 1997 and ending on December 31, 1997 ("Actual Scheduled Expenditures") (calculated in accordance with GAAP (as defined in Section 1.4(f)) applied on a basis consistent with the Westin Companies' past practice), is less than the aggregate amount of capital expenditures or investments for such hotels or other assets set forth on
Schedule 1.3(d)-1 ("Budgeted Scheduled Expenditures"), the cash portion of the Merger Consideration shall be decreased by an aggregate amount of cash equal to the sum of all such deficits. For purposes of this Section, the portion of Actual Capital Expenditures made during the period commencing on January 1, 1997 and ending on June 30, 1997 shall be deemed to be no greater than the amounts set forth on Schedule 1.3(d)-2.

     (e) In the event the amount of Actual Scheduled Expenditures exceeds the amount of Budgeted Scheduled Expenditures, or in the event that capital expenditures or investments are made in respect of any hotel or other asset relating to any of the Westin Companies and/or their respective Subsidiaries that is not set forth on Schedule 1.3(d)("Actual Unscheduled Expenditures"), then, subject to the fourth succeeding sentence, the cash portion of the Merger Consideration shall be increased by an aggregate amount of cash equal to the sum of all such excesses and amounts of Actual Unscheduled Expenditures less all such excesses and amounts financed directly or indirectly with indebtedness Assumed (or caused to be Assumed) by any Starwood Company pursuant to this Agreement. The Westin Companies hereby agree that at least ten business days prior to making any Actual Scheduled Expenditure that exceeds the amount of the related Budgeted Scheduled Expenditure or any Actual Unscheduled Expenditure, the Westin Companies will provide the Starwood Companies with written notice of any such proposed expenditure (the "Proposed Expenditure"). Notwithstanding anything contained herein to the contrary, the Westin Companies shall not make any Proposed Expenditure unless the Starwood Companies approve such Proposed Expenditure in writing, except as provided in the second succeeding sentence. In the event the Starwood Companies do not so approve such Proposed Expenditure within ten business days after receipt of such notice, representatives of the Starwood Companies and representatives of the Westin Companies will attempt to resolve the matter. If such attempt does not result in the resolution of such matter, either (i) the Westin Companies shall not make such Proposed Expenditure for so long as this Agreement is in effect or (ii) the Westin Companies may make such Proposed Expenditure but the cash portion of the Merger Consideration shall not be increased in respect of such excess. Notwithstanding anything contained herein to the contrary, (i) any refusal by the Starwood Companies to approve the making of a Proposed Expenditure must be made by the Starwood Companies in good faith, (ii) the Starwood Companies shall be deemed to approve the making of a Proposed Expenditure the amount of which the Starwood Companies agree is required to be made by the Westin Companies by the terms of any agreement to which any of the Westin Companies is a party on the date hereof and which agreement is set forth on Schedule 7.2(a) (it being understood and agreed that (a) the Starwood Companies shall not be deemed to have approved any such expenditure in excess of $1,000,000 if the Starwood Companies determine, in good faith and on a reasonable basis, that the agreement pursuant to which such expenditure is proposed to be made does not require the Westin Companies or any of their Subsidiaries to make such expenditure or that the failure to make such expenditure would not impose a penalty on any of the Westin Companies or their Subsidiaries) and (b) the Starwood Companies shall be deemed to have approved expenditures with respect to the properties located in San Antonio, Texas and Savannah, Georgia made after June 30, 1997 to the extent that the portion of such expenditures funded by equity contributions from the Westin Companies does not exceed $8,890,000 and $240,000 respectively, and to the extent that any other expenditures in respect of such properties are approved or deemed approved by operation of this Section 1.3(e), and any Proposed Expenditure made in connection with a hotel or other item relating to St. John and/or its Subsidiaries shall be deemed approved by the Starwood Companies except to the extent the aggregate amount of such Proposed Expenditures for the 1997 calendar year exceeds $13,200,000.

     (f) The Westin Companies agree that, for so long as this Agreement is in effect, they shall not acquire any assets (other than assets acquired in the ordinary course of business consistent with past practice or acquisitions of assets constituting capital expenditures subject to Section 1.3(d) or 1.3(e)) or securities of any other Person for an aggregate purchase price in excess of $1,000,000 without the prior written consent of the Starwood Companies; provided, however, that in the event that the Starwood Companies object to the making of an acquisition by the Westin Companies pursuant to this Section 1.3(f) that can, at the time of any objection thereto by the Starwood Companies, be acquired by the Westin Companies pursuant to the terms of an agreement relating to such acquisition, subject to the terms and conditions specified in such agreement, none of the Starwood Companies or any of their Affiliates may, without the prior written consent of the Members, pursue or make such acquisition for the account of any of the Starwood Companies or any of their affiliates for a period of one year after the date, if any, of the termination of this Agreement. In the event that any of the Westin Companies makes an acquisition in accordance with the provisions of this Section 1.3(f), the cash portion of the Merger Consideration shall be increased by an aggregate amount equal to the purchase price (other that any portion thereof that is financed by indebtedness that is assumed by the Starwood Companies) and transaction costs paid in connection with such acquisition.

     (g) At the election of the Westin Companies, the parties will amend this Agreement to provide that the stockholders of Worldwide and each of the other Westin Companies may elect to receive different forms of the consideration to be issued in connection with the Merger and the Subsidiary Contributions provided that the aggregate amount of each of the Class A EPS, the Class B EPS, Starwood Realty Partnership Units, Starwood Operating Partnership Units and cash to be issued in the Merger and each of the Subsidiary Contributions shall not be altered by such amendment, and each of the parties hereto agrees that in the event the Westin Companies exercise such option, they will promptly execute and deliver such amendment and such other documents as may be reasonably requested by the Westin Companies to effect such amendment; provided, however, that any amendment to this Agreement made pursuant to this Section 1.3(g) shall not adversely affect the ability of the Merger to constitute a "reorganization" within the meaning of the Code or adversely affect the REIT status of Starwood Trust.

     (h) Cancellation of Worldwide Shares. Each Excluded Share (that is not a Dissenting Share) issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     1.4. WORKING CAPITAL ADJUSTMENTS

     (a) At least two business days prior to the Closing Date, the Westin Companies shall prepare, based on the Westin Companies' books and records and other information then available, and deliver to the Starwood Companies a consolidated balance sheet (each an "Estimated Working Capital Balance Sheet") prepared in accordance with GAAP consistent with the Westin Companies' past practice (except as provided herein) and setting forth an estimate of the aggregate Working Capital as of the Closing Date (each, an "Estimated Working Capital") for each of (i) Worldwide and its Subsidiaries, (ii) Lauderdale and its Subsidiaries,

(iii) Seattle and its Subsidiaries, (iv) Denver and its Subsidiaries (v) Atlanta and its Subsidiaries and (vi) St. John and its Subsidiaries (each, a "Westin Group").

     If the Estimated Working Capital for Worldwide and its Subsidiaries exceeds zero, the cash portion of the Merger Consideration shall be increased by the amount of such excess. In the event the Estimated Working Capital for Worldwide and its Subsidiaries is less than zero, the cash portion of the Merger Consideration shall be decreased by the amount of such deficit.

     If the Estimated Working Capital for any Westin Group other than Worldwide and its Subsidiaries exceeds zero, the Starwood Companies shall deliver to the LLC or the stockholders of the Westin Subsidiary of such Westin Group, concurrently with the Subsidiary Contribution in respect of such Westin Group, an amount in cash equal to the amount of such excess. If the Estimated Working Capital for any Westin Group other than Worldwide and its Subsidiaries is less than zero, LLC or the stockholders of such Westin Group shall deliver to the applicable Starwood Company, concurrently with the Subsidiary Contribution in respect of such Westin Group, an amount in cash equal to the amount of such deficit.

     In the event the Estimated Working Capital for any Westin Group is zero, the cash portion of the Merger Consideration (in the case of Worldwide and its Subsidiaries) or the Subsidiary Contribution relating to such Westin Group (in the case of any Westin Group other than Worldwide and its Subsidiaries), as applicable, shall not be adjusted.

     (b) As promptly as practicable, but no later than 90 days after the Closing Date, the Starwood Companies shall cause their accountants, Coopers & Lybrand, to prepare and deliver to the LLC and its accountants, Arthur Andersen, a consolidated balance sheet of each of the Westin Groups (collectively, the "Closing Balance Sheets"), together with a report of Coopers & Lybrand thereon, for the purpose of establishing the Closing Working Capital for each Westin Group. The Closing Balance Sheets shall reflect the Current Assets and Current Liabilities of each Westin Group as of the close of business on the Closing Date and shall be prepared on a basis consistent with that required hereby to be used in the preparation of the relevant Estimated Working Capital Balance Sheet.

     (c) If the Closing Working Capital for any Westin Group exceeds the Estimated Working Capital for such Westin Group, Starwood Trust, Starwood Realty Partnership or Starwood Operating Partnership, as applicable, shall, subject to subsection (d) of this Section 1.4, deliver to the stockholders of such Westin Group an aggregate amount in cash equal to the amount of such excess. If the Closing Working Capital for any Westin Group is less than Estimated Working Capital for such Westin Group, each of the stockholders of such Westin Group shall, subject to subsection (d) of this Section 1.4, deliver to Starwood Trust, Starwood Realty Partnership or Starwood Operating Partnership, as applicable, such stockholder's pro rata portion an aggregate amount in cash equal to the amount of such deficit. In the event the Closing Working Capital for any Westin Group equals the Estimated Working Capital for such Westin Group, no adjustment shall be made pursuant to this clause (c).

     All amounts owed pursuant to this subsection (c) and subsection (d) of this
Section 1.4 shall include interest, from and including the Closing Date to but excluding the date of payment, at a rate per annum equal to the rate of interest announced by Citibank, N.A. from time to time as its Prime or Base Rate in New York City in effect from time to time.

     (d) If the LLC disagrees with any items on the Closing Balance Sheet for any Westin Group, the LLC shall notify the Starwood Companies in writing of such disagreement within 30 days after the Starwood Companies' receipt thereof, and such notice shall set forth the basis for such disagreement in reasonable detail. During such 30-day period, the Starwood Companies shall afford the LLC and its duly designated representatives access to all the Starwood Companies' books and records and cause the Starwood Companies' accountants to afford the LLC and its duly designated representatives access to all the work papers of the Starwood Companies' accountants during regular business hours as required by the LLC to review the Closing Balance Sheet for such Westin Group in each case solely for purposes of resolving such disagreement, and the LLC shall not, directly or indirectly, use or permit any of its Affiliates (as defined in Section 9.12(b)) to use such information for any other purpose or disclose or permit any of its Affiliates to disclose such information to any other Persons, except as required by law or court order. The LLC and the Starwood Companies shall thereafter negotiate in good faith to resolve any such disagreements; provided that the Starwood Companies shall promptly pay to the LLC, or the LLC shall promptly pay to the Starwood Companies, as the case may be, the amount, if any, determined pursuant to subsection (c) that is not subject to dispute. If the LLC and the Starwood Companies are unable to resolve any such disagreements within 30 days after the LLC's receipt of the Starwood Companies' notice described above, the LLC and the Starwood Companies shall select an Auditor to resolve the disagreements in accordance with subsection (e) of this Section 1.4.

     (e) The "Auditor" shall be a "big six" nationally recognized certified public accounting firm mutually selected by the respective accounting firms of the LLC and the Starwood Companies solely to resolve only those disputed items in accordance with the terms of this Agreement. The LLC and the Starwood Companies shall use their reasonable best efforts to cause the Auditor to resolve all disagreements on the disputed items as soon as practicable; provided that the Auditor shall be bound by the provisions of this Section 1.4 and shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. Each of the LLC and the Starwood Companies shall permit the Auditor to have full access to their books, records, key employees and independent accountants in order to resolve any such disagreements. The resolution of such disagreements by the Auditor shall be final and binding on the LLC and the Starwood Companies. The fees and expenses of the Auditor shall be paid by the party whose position is most at variance with the decision of the Auditor, as such person shall be determined by the Auditor.

     (f) For purposes of this Section 1.4, the terms set forth below shall have the following meanings:

     "Closing Working Capital" means the consolidated Working Capital of a Westin Group as reflected on the Closing Balance Sheet for such Westin Group.

     "Current Assets" means all current assets (taking into account appropriate reserves for uncollectible or doubtful accounts receivable consistent with Westin Companies' past practice) but excluding (a) cash proceeds of any asset sale or other disposition occurring after July 1, 1997 (other than sales or dispositions of inventory made in the ordinary course of the Westin Companies' business in a manner consistent with past practice), (b) any amounts receivable under intercompany loans, (c) in the case of Worldwide, not less than $791,000 of Westel's claims-related current assets and (d) cash distributed from the pension plans of the Westin Subsidiaries and their Subsidiaries since July 1, 1997, but only to the extent the amount of such cash so distributed exceeds $5,000,000, in each case determined in accordance with GAAP applied on a basis consistent with Westin Companies' past practice (except as provided herein).

     "Current Liabilities" means, without duplication of any item that results in a reduction in the cash portion of the Merger Consideration as a result of the operation of Section 1.3(c), all current liabilities including, in the case of Worldwide, Westel non-claims-related liabilities, but excluding (a) in the case of Worldwide, not more than $8,100,000 of Westel's claims-related current liabilities, (b) any tax liabilities of Worldwide or its Subsidiaries arising in connection with the sales of assets contemplated by Section 6.17 hereof and any tax described in Section 9.10, (c) any notes payable referred to in Section 6.1(c)(ii)(e)(2) in an amount not in excess of $2,261,000, (d) the current portion of any long-term indebtedness of any Westin Group, (e) any liabilities under any intercompany loans, (f) any short term portion of capitalized lease obligations incurred pursuant to Section 6.1(c)(ii)(e)(3), (g) any fees and expenses of the Westin Companies described in Section 6.12, in each case determined in accordance with GAAP applied on a basis consistent with Westin Companies' past practice (except as provided herein) and (h) any reserves for any liability that is the subject of the Other Agreement.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Westel" means Westel Insurance Co., a Vermont corporation.

     "Working Capital" means Current Assets minus Current Liabilities.

     1.5. ADJUSTMENTS TO PREVENT DILUTION.

     (a) Subject to the next succeeding sentence, in the event that after the date hereof Starwood Trust or Starwood Corp. changes the number of Starwood Paired Shares or securities convertible or exchangeable into or exercisable for Starwood Paired Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted. Notwithstanding the foregoing, any arms-length transaction with an unaffiliated third party shall not require any adjustment.

     (b) Subject to the next succeeding sentence, in the event that after the date hereof Starwood Trust, Starwood Corp., Starwood Realty Partnership or Starwood Operating Partnership changes the number of Starwood Trust Shares, Starwood Corp. Shares, Starwood Realty Partnership Units or Starwood Operating Partnership Units or securities convertible or exchangeable into or exercisable for Starwood Trust Shares, Starwood Corp. Shares, Starwood Realty Partnership Units or Starwood Operating Partnership Units, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the number of Starwood Realty Partnership Units or Starwood Operating Partnership Units to be issued in connection with a Subsidiary Contribution shall be equitably adjusted. Notwithstanding the foregoing, any arms-length transaction with an unaffiliated third party shall not require any adjustment.

     1.6. CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger and of each of the Subsidiary Contributions (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on January 2, 1998 or, if on such date all the conditions set forth in Article VII have not been satisfied or waived, then on such later date (but not later than January 31, 1998) as all the conditions set forth in Article VII have been satisfied or waived, or if the Starwood Companies reasonably request additional time in order to complete any financings necessary to consummate the transactions contemplated by this Agreement, and the lead underwriters of such financing (acting reasonably) agree to such request, then promptly after the consummation of any such financings (but not later than January 31, 1998), or at such other place and time and/or on such other date as the LLC and Starwood Trust may agree in writing. The date on which the Closing occurs is herein called the "Closing Date".

     1.7. EFFECTIVE TIME. As soon as practicable following the Closing, Worldwide and Starwood Trust will cause Articles of Merger (the "Maryland Articles of Merger") to be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation (the "Maryland Assessments Department") as provided in Section 8-501.1 of the MCA and a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 254 of the DGCL. The Merger shall become effective on the date and at the time when the last of the following actions shall have been completed: (i) the time the Maryland Assessments Department accepts the Maryland Articles of Merger for record and (ii) the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").

                                   ARTICLE II

                   DECLARATION OF TRUST AND TRUST REGULATIONS
                             OF THE SURVIVING TRUST

     2.1. THE DECLARATION OF TRUST. The declaration of trust of Starwood Trust as in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Trust (the "Declaration of Trust"), until duly amended as provided therein or by applicable law.

     2.2. THE TRUST REGULATIONS. The regulations of Starwood Trust in effect at the Effective Time shall be the regulations of the Surviving Trust (the "Trust Regulations"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III

                        TRUSTEES, DIRECTORS AND OFFICERS
                   OF THE SURVIVING TRUST AND STARWOOD CORP.

     3.1. TRUSTEES OF SURVIVING TRUST. The trustees of Starwood Trust at the Effective Time, together with Stuart M. Rothenberg, shall, from and after the Effective Time, be the trustees of the Surviving Trust until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Declaration of Trust and the Trust Regulations.

     3.2. OFFICERS OF SURVIVING TRUST. The officers of Starwood Trust at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Trust until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Declaration of Trust and the Trust Regulations.

     3.3. DIRECTORS OF STARWOOD CORP. The directors of Starwood Corp. at the Effective Time, together with Juergen Bartels and Barry S. Volpert, shall, from and after the Effective Time, be the directors of Starwood Corp. until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of Starwood Corp. (it being understood that Barry S. Sternlicht shall be Chairman of the Starwood Corp.).

     3.4. OFFICERS OF STARWOOD CORP. The officers of Starwood Corp. at the Effective Time shall, from and after the Effective Time, be the officers of the Starwood Corp.; provided, however, that Juergen Bartels shall be the Chief Executive Officer of Starwood Corp., and the President of Starwood Corp., the Chief Operating Officer of Starwood Corp. and the Chief Financial Officer of Starwood Corp. shall be appointed immediately after the Effective Time by the Board of Directors of Starwood Corp. as constituted from and after the Closing Date in accordance with Section 3.3, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of Starwood Corp.

                                   ARTICLE IV

  EXCHANGE OF CERTIFICATES FOR WORLDWIDE SHARES; DISSENTER'S RIGHTS; UNITS OF
                                    STARWOOD
       REALTY PARTNERSHIP AND STARWOOD OPERATING PARTNERSHIP TO BE ISSUED
                IN CONNECTION WITH THE SUBSIDIARY CONTRIBUTIONS

     4.1. EXCHANGE OF CERTIFICATES FOR WORLDWIDE SHARES.

     (a) The Exchange. (i) As of the Effective Time, Starwood Trust shall deliver to the holders of Worldwide Shares, certificates representing the shares of Class A EPS and Class B EPS and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Class A EPS and Class B EPS to be issued or paid pursuant to the last sentence of Section 4.1(b)(i), in exchange for Worldwide Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV.

     (ii) The holder of each Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Class A EPS and Class B EPS that such holder is then entitled to receive pursuant to this Agreement, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) the cash amount payable in respect of such Worldwide Share pursuant to Section 4.1(a), plus (B) any cash in lieu of fractional shares plus (C) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Worldwide Shares that is not registered in the transfer records of Worldwide, a certificate representing the proper number of shares of Class A EPS and Class B EPS, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Worldwide Shares is presented to

Starwood Trust, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Class A EPS and Class B EPS is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Class A EPS and Class B EPS in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Starwood Trust that such tax has been paid or is not applicable.

     For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

     (b) Distributions with Respect to Unexchanged Worldwide Shares; Voting. (i) All shares of Class A EPS and Class B EPS to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Starwood Trust in respect of the Class A EPS and/or Class B EPS (or in respect of the paired shares of Starwood Trust and Starwood Corp. (the "Starwood Paired Shares"), the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Class A EPS and Class B EPS (or in respect of the Starwood Paired Shares) issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time theretofore payable with respect to such whole shares of Class A EPS and/or Class B EPS and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Class A EPS and/or Class B EPS (or in respect of the Starwood Paired Shares) with a record date at or after the Effective Time but with a payment date subsequent to surrender.

     (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Starwood Trust or Starwood Corp. stockholders the number of whole shares of Class A EPS and Class B EPS represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

     (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of Worldwide of the Worldwide Shares that were outstanding immediately prior to the Effective Time.

     (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Class A EPS or Class B EPS will be issued and any holder of Worldwide Shares entitled to receive a fractional share of Class A EPS or Class B EPS but for this Section 4.1(d) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal $38.50 times such holder's fractional interest in a share of Class A EPS or Class B EPS, as applicable.

     (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Starwood Trust, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, Starwood Trust will issue in exchange for such lost, stolen or destroyed Certificate the shares of Class A EPS and Class B EPS and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.1(b) upon due surrender of and deliverable in respect of the Worldwide Shares represented by such Certificate pursuant to this Agreement.

     (f) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of Worldwide shall not be exchanged until Starwood Trust has received a written agreement from such Person as provided in Section 6.8 hereof. Any such affiliate shall be entitled to registration rights as provided in
Section 6.9, provided that nothing in this Agreement or in the Affiliates Letter (as defined in Section 6.8) shall prevent the Members from distributing the shares of Class A EPS or Class B EPS received by the Members in the transactions contemplated by this Agreement, or the Starwood Paired Shares received upon conversion thereof, to investors in the Members or their designees.

     4.2. DISSENTERS' RIGHTS. No Dissenting Stockholder shall be entitled to shares of Class A EPS, Class B EPS or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Stockholder's right to dissent from the Merger under the DGCL, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Worldwide Shares owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed properly to perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Worldwide Shares, such Worldwide Shares shall thereupon be treated as though such Worldwide Shares had been converted into shares of Class A EPS and Class B EPS pursuant to Section 1.3. Worldwide shall give Starwood Trust (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. Worldwide shall not, except with the prior written consent of Starwood Trust, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands. No party to this Agreement shall become a Dissenting Stockholder.

     4.3. UNITS OF STARWOOD REALTY PARTNERSHIP AND STARWOOD OPERATING PARTNERSHIP TO BE ISSUED IN CONNECTION WITH THE SUBSIDIARY CONTRIBUTIONS.

     (a) The Issuance. (i) On the Closing Date, Starwood Realty Partnership or Starwood Operating Partnership, as applicable, shall deliver to the holders of Lauderdale Shares, Seattle Shares, St. John Shares, Denver Shares and Atlanta Shares contributed to Starwood Realty Partnership or Starwood Operating Partnership, as the case may be, certificates representing the Starwood Realty Partnership Units or evidence of admission to the Starwood Operating Partnership Units in accordance with current practice, as the case may be, in respect of such Subsidiary Contribution.

     (ii) Each holder of Lauderdale Shares, Seattle Shares, St. John Shares, Denver Shares or Atlanta Shares that contributes such shares to Starwood Realty Partnership or Starwood Operating Partnership in a Subsidiary Contribution shall be entitled to receive, as consideration for the contribution of such shares in such Subsidiary Contribution, (x) a certificate representing (or, in the case of the Starwood Operating Partnership, evidence of) that number of whole Starwood Realty Partnership Units or Evidence of Starwood Operating Partnership Units, as applicable, that such holder is entitled to receive pursuant to Article I and this Article IV and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash amount payable in respect of such shares pursuant to Article I plus (B) any cash in lieu of fractional units plus
(C) any other cash dividends or other cash distributions that such holder has the right to receive pursuant to the provisions of this Article IV. In the event of a transfer of ownership of such shares that is not registered in the transfer records of Lauderdale, Seattle, St. John, Denver or Atlanta, as the case may be, a certificate representing (or in the case of the Starwood Operating Partnership, evidence of) the proper number of Starwood Realty Partnership Units or evidence of Starwood Operating Partnership Units, as applicable, may be issued to such a transferee (if such transfer has been approved by the Starwood Realty Partnership or the Starwood Operating Partnership, as applicable) if the Certificate representing such shares is presented to Starwood Realty Partnership or Starwood Operating Partnership, as applicable, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for Starwood Realty Partnership Units or evidence of Starwood Operating Partnership Units is to be issued in a name other than that in which the shares contributed in such Subsidiary Contribution is registered, it shall be a condition of such issuance of Starwood Realty Partnership Units or Starwood Operating Partnership Units that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for Starwood Realty Partnership Units or evidence of Starwood Operating Partnership Units, contributed in a name other than that of the registered holder of the shares contributed in such Subsidiary Contribution, or shall establish to the satisfaction of Starwood Realty Partnership or Starwood Operating Partnership that such taxes have been paid or are not applicable.

     (b) Distributions with Respect to Unexchanged Subsidiary Shares;
Voting. (i) All Starwood Realty Partnership Units or Starwood Operating Partnership Units to be issued pursuant to each Subsidiary Contribution shall be deemed issued and outstanding as of the Closing Date and whenever a distribution is declared by Starwood Realty Partnership or Starwood Operating Partnership in respect of the Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, the record date for which is at or after the Closing Date, that declaration shall include distributions in respect of all Starwood Realty Partnership Units or Starwood Operating Partnership Units issuable pursuant to this Agreement in connection with such Subsidiary Contribution. Subject to the effect of applicable laws, following the contribution of any such share in a Subsidiary Contribution, there shall be issued and/or paid to the holder of the certificates representing whole Starwood Realty Partnership Units or Starwood Operating Partnership Units issued in exchange for such contribution, without interest, (A) at the time of such surrender, the distributions with a record date at or after the Closing Date theretofore payable with respect to such whole Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, and not paid and (B) at the appropriate payment date, the distributions payable with respect to such whole Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, with a record date at or after the Closing Date but with a payment date subsequent to issuance of certificates representing such Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable.

     (ii) Holders of surrendered shares contributed in a Subsidiary Contribution shall be entitled to vote after the Closing Date at any meeting of Starwood Realty Partnership or Starwood Operating Partnership unitholders the number of whole Starwood Realty Partnership Units or Starwood Operating Partnership Units represented by such shares so contributed, regardless of whether such holders have received Starwood Realty Partnership Units or Starwood Operating Partnership Units in respect of the shares contributed by such holder.

     (c) Fractional Units. Notwithstanding any other provision of this Agreement, no fractional Starwood Realty Partnership Units or Starwood Operating Partnership Units will be issued and any holder of shares contributed in a Subsidiary Contribution entitled to receive a fractional unit of Starwood Realty Partnership Units or Starwood Operating Partnership Units but for this Section 4.3(c) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal $38.50 times such holder's fractional interest in a Starwood Realty Partnership Unit or Starwood Operating Partnership Unit, as applicable.

     (d) Lost, Stolen or Destroyed Subsidiary Certificates. In the event any certificate representing a share of a Westin Subsidiary to be contributed in a Subsidiary Contribution shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Starwood Realty Partnership or Starwood Operating Partnership, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, Starwood Realty Partnership or Starwood Operating Partnership, as applicable, will issue in respect of such lost, stolen or destroyed certificate the Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, and any cash payable and any unpaid distributions in respect thereof pursuant to Section 4.3(b) upon due surrender of and deliverable in respect of the shares of such Westin Subsidiary represented by such certificate pursuant to this Agreement.

     (e) Affiliates. Notwithstanding anything herein to the contrary, shares contributed in a Subsidiary Contribution by any "affiliate" (as determined pursuant to Section 6.8) of Lauderdale, Seattle, St. John, Denver or Atlanta, as applicable, shall not be exchanged until Starwood Realty Partnership or Starwood Operating Partnership, as applicable, has received a written agreement from such Person as provided in Section 6.8 hereof. Any such affiliate shall be entitled to registration rights as provided in Section 6.9., provided, that nothing in this Agreement or in any Affiliates Letter shall prevent the Members from distributing the Class A EPS, Class B EPS, Starwood Realty Partnership Units or Starwood Operating Partnership Units received by the Members in the transactions contemplated by this Agreement, or the Starwood Paired Shares received upon conversion thereof, to investors in the Members or their designees.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. REPRESENTATIONS AND WARRANTIES OF THE WESTIN COMPANIES. Each of the LLC and the Members hereby represents and warrants to the Starwood Companies that:

     (a) Organization, Good Standing and Qualification. Each of the Westin Companies, and each of their respective Subsidiaries is a limited liability company, corporation or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate, limited liability company or partnership power and authority to own and operate its properties and assets and to carry on its business as presently conducted; each is qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Westin Material Adverse Effect (as defined below). The Westin Companies have made available to the Starwood Companies complete and correct copies of the certificate of formation of the LLC and the certificates of incorporation and by-laws, each as amended to date, of each of the Westin Subsidiaries and each of their Subsidiaries. The certificate of formation of the LLC and certificates of incorporation and by-laws of the Westin Subsidiaries and their respective Subsidiaries so made available are in full force and effect.

     As used in this Agreement, the term (i) "Subsidiary" means, with respect to any Westin Company or any Starwood Company, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Westin Material Adverse Effect" means a material adverse change in or effect on (or any development that would likely result in such change or effect on) the financial condition, properties, business, results of operations or prospects of the Westin Companies and their Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change in law, rule or regulation or GAAP or interpretations thereof that applies to both the Starwood Companies and the Westin Companies shall not be considered when determining if a Westin Material Adverse Effect has occurred.

     (b) Capital Structure. The authorized capital stock of Lauderdale, Seattle, St. John, Atlanta, Denver and Worldwide consists solely of 2,000,000, 2,000,000, 1000, 100, 100 and 2,000,000 shares of common stock, respectively, of which 987,931.4, 987,931.4, 10, 100, 100 and 987,931.4 shares of common stock were outstanding as of the date hereof. All the outstanding capital stock of Lauderdale, Seattle, St. John, Denver, Atlanta and Worldwide has been duly authorized and is validly issued, fully paid and nonassessable and, except as set forth in Section 5.1(b) of the disclosure letter delivered to the Starwood Companies by the Westin Companies and the Members on or prior to entering into this Agreement (the "Westin Disclosure Letter")(it being understood and agreed that the inclusion of an item on the Westin Disclosure Letter shall not constitute an admission by the Westin Companies that such item is required to be set forth therein in response to the representation and warranty that corresponds to such section of the Westin Disclosure Letter), owned beneficially by the LLC. Lauderdale, Seattle, St. John, Atlanta, Denver and Worldwide have no shares of capital stock reserved for issuance, except that, as of the date hereof, Juergen Bartels, Frederick J. Kleisner and Richard L. Mahoney hold options to purchase shares of Worldwide, Seattle and Lauderdale pursuant to their respective employment and related agreements, all of which shall either have been exercised or terminated immediately prior to the Effective Time. Except as set forth in Section 5.1(b) of the Westin Disclosure Letter, each of the outstanding shares of capital stock or other securities of each of the Subsidiaries of the Westin Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned directly or indirectly by Lauderdale, Seattle, St. John, Atlanta, Denver and Worldwide, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights (other than with respect to wholly-owned subsidiaries), options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Westin Subsidiaries or any of their respective Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Lauderdale, Seattle, St. John, Atlanta, Denver or Worldwide or any of their respective Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. None of the Westin Subsidiaries nor any of their Subsidiaries have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders, members or partners, as the case may be, of any of the Westin Subsidiaries or any of their Subsidiaries on any matter ("Westin Voting Debt"). At June 30, 1997, the aggregate principal amount of the Worldwide Debt (without inclusion of any indebtedness of Westin Hotels Limited Partnership, Westin Chicago Limited Partnership, Westin St. Francis Limited Partnership, or any of their respective general partners) was $547,621,753 plus CN$ 985,000.

     (c) Corporate Authority; Approval. (i) The Members and the Westin Companies have all requisite corporate, limited liability company or partnership power and authority and have taken all corporate, partnership or limited liability company action necessary in order to execute, deliver and perform their obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement is a valid and binding agreement of each of the Members and the Westin Companies enforceable against each of the Members and the Westin Companies in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (ii) The Board of Managers of the LLC and the Members have approved this Agreement and the other transactions contemplated hereby and the Board of Directors of Worldwide has unanimously approved the Merger.

     (iii) Pursuant to Section 228 of the DGCL, the stockholders of Worldwide have approved this Agreement and the Merger by written consent.

     (d) Governmental Filings; No Violations. (i) Except as set forth in Section 5.1(d) of the Westin Disclosure Letter, other than the filings and/or notices
(A) pursuant to Section 1.4, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (C) filings necessary to permit transfer or retention of liquor licenses, no notices, reports or other filings are required to be made by any of the Members or the Westin Companies with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any of the Members or the Westin Companies from, any governmental or regulatory authority, agency, commission, court, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Members and the Westin Companies and the consummation by Worldwide of the Merger and by the Members and the Westin Companies of the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or prevent, materially delay or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the transactions contemplated by this Agreement.

     (ii) Except as set forth in Section 5.1(d) of the Westin Disclosure Letter, the execution, delivery and performance of this Agreement by the Members and the Westin Companies, the consummation by Worldwide of the Merger and the consummation by the Members and the Westin Companies of the other transactions contemplated hereby will not constitute or result in (A) a breach or violation of, or a default under, the respective certificates of formation, limited liability company agreement or partnership agreement of the Members or the LLC or the respective certificates of incorporation or by-laws of the Westin Subsidiaries or the comparable governing instruments of any of their Subsidiaries, (B) a breach or violation of, or a default or the loss of any material benefit under, or the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Westin Companies or any of their Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, license, arrangement or other obligation not otherwise terminable by the other party thereto on 30 days' or less notice ("Westin Contracts") binding upon the Westin Companies or any of their Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Westin Companies or any of their Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Westin Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, loss of benefits, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Westin Material Adverse Effect or prevent, materially delay or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the transactions contemplated by this Agreement.

     (e) Financial Statements. Section 5.1(e) of the Westin Disclosure Letter contains (i) the consolidated balance sheets of the LLC for the years ended December 31, 1996 and December 31, 1995 and the related consolidated statements of operations (the "Statements of Operations"), members' equity and cash flows for each of the year ended December 31, 1996 and the period from May 12, 1995 through December 31, 1995, and the combined statements of operations, changes in net assets and cash flows of the Predecessor Business for the period from January 1, 1995 through May 12, 1995, together with the appropriate notes to such financial statements, accompanied by the report thereon of Arthur Andersen LLP, independent public accountants (the "Audited Financial Statements"), and
(ii) the unaudited consolidated balance sheet of the LLC as of March 31, 1997 and June 30, 1997, and the related unaudited consolidated statements of income and cash flows for the three months and six months, respectively, then ended (the "Unaudited Financial Statements"). Except as disclosed in the notes thereto, the Audited Financial Statements and the Unaudited Financial Statements have been prepared in conformity with GAAP consistently applied and fairly present in all material respects the consolidated financial position of the LLC at the dates of such balance sheets and the results of their operations and cash flows for the respective periods indicate, except that the Unaudited Financial Statements are subject to notes and normal year-end adjustments except as may be noted therein. None of the financial statements referred to in Section 5.1(e) of the Westin Disclosure Letter for the period after December 31, 1996 contains any material items of special or nonrecurring income except as expressly specified therein or in Section 5.1(e) of the Westin Disclosure Letter. Except as set forth in Section 5.1(e) of the Westin Disclosure Letter or in the Unaudited Financial Statements, the Unaudited Financial statements include all adjustments except as may be noted therein, which consist only of normal recurring accruals, necessary for such fair presentation, other than normal year-end adjustments. Except as set forth in Section 5.1(e) of the Westin Disclosure Letter, all assets shown on the balance sheets of the LLC referred to in this Section 5.1(e) are owned by the Westin Subsidiaries and all revenues reflected on the Statements of Operations were generated by the Westin Subsidiaries.

     (f) Absence of Certain Changes. Except as disclosed in the financial statements provided to Starwood Trust or as set forth in Section 5.1(f) of the Westin Disclosure Letter, since December 31, 1996 (the "Audit Date") the Westin Companies and their Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practice and there has not been (i) any change in the financial condition, properties (other than hotel acquisitions previously disclosed to Starwood Trust or Starwood Corporation), business or results of operations of the Westin Companies and their Subsidiaries or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Westin Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Westin Companies or any of their Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Lauderdale, Seattle, St. John, Atlanta, Denver or Worldwide, except for dividends or other distributions on its capital stock disclosed to Starwood Trust prior to the date hereof; (iv) any change by Lauderdale, Seattle, St. John, Atlanta, Denver or Worldwide in accounting principles, practices or methods or; (v) any other action, event or transaction that would have required the prior written consent of Starwood Trust under Section 6.1 hereof if this Agreement had been entered into on the Audit Date. Since the Audit Date, except as provided for herein or as disclosed in Section 5.1(f) of the Westin Disclosure Letter, there has not been any increase in the compensation payable or that could become payable by Lauderdale, Seattle, St. John, Atlanta, Denver or Worldwide or any of their

Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) other than increases or amendments in the ordinary course.

     (g) Litigation and Liabilities. (i) Except as disclosed in Section 5.1(g)(i) of the Westin Disclosure Letter, there are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Westin Companies, threatened against the Westin Companies or any of their Affiliates, (b) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(j)) or (c) any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Westin Companies or any of their Affiliates, except for those (collectively, the "Immaterial Litigation"), in each case (a), (b) or (c), that are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or prevent or materially burden or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the transactions contemplated by this Agreement. The term 'knowledge' when used in this Agreement with respect to the Westin Companies shall mean, as of the date of this Agreement, the actual knowledge of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Catherine L. Walker (with respect to matters under the supervision of the general counsel's office) after due inquiry and shall mean, as of the Closing Date, the actual knowledge of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney, Jack van Hartesvelt, Ted Teng, Mark Pujolet, Hud Hinton, Kevin Hylton, Douglas Sutten, Susan Salazar, Scott Woroch and Catherine Walker (in each case with respect to matters under their respective supervision), after due inquiry.

     (ii) Except as disclosed in Section 5.1(g)(ii) of the Westin Disclosure Letter, all the actions, suits, claims, hearings, investigations or proceedings set forth in Section 5.1(g)(i) of the Westin Disclosure Letter (other than the Immaterial Litigation) are covered by one or more insurance policies listed on
Section 5.1(n) of the Westin Disclosure Letter.

     (h) Employee Benefits.

     (i) A copy of each material bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Westin Companies and their Subsidiaries (the"Compensation and Benefit Plans") and any trust arrangements or insurance contract forming a part of such Compensation and Benefit Plans has been "furnished" (it being understood that the term "furnished" shall be deemed to include, but not be limited to, the inclusion of a specified item in the data room established by the Westin Companies) to Starwood Trust prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Westin Disclosure Letter. The Westin Companies have furnished or made available to Starwood Trust (i) the most recent annual report prepared in connection with any Compensation and Benefit Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) the most recent actuarial valuation report received in connection with any Compensation and Benefit Plan. Section 5.1(h) of the Westin Disclosure Letter identifies each Compensation and Benefit Plan which is a multiemployer plan, within the meaning of section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Multiemployer Plan"). With respect to each Multiemployer Plan, the Westin Companies have delivered to Starwood Trust correct and complete copies of all correspondence and other information in the possession of the Westin Companies and their Subsidiaries relating to any anticipated increases in contribution rates with respect to such plan. The Westin Companies have delivered to Starwood Trust with respect to each of the Multiemployer Plans correct and complete copies of all correspondence and other information in the possession of the Westin Companies and their Subsidiaries relating to determinations made during the three year period ending on the date hereof of any withdrawal liability or hypothetical withdrawal liability under Section 4201 of ERISA of any ERISA Affiliate.

     (ii) All Compensation and Benefit Plans are in substantial compliance with their terms and all applicable law, including the Code and ERISA. Except as disclosed in Section 5.1(h) of the Westin Disclosure Letter, each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") or such determination letter request has been or will be filed with the IRS prior to the end of the any applicable remedial/amendment period, and the Westin Companies are not aware of any event that would adversely affect such qualification. None of the Westin Companies nor any of their Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Westin Companies or any of their Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

     (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Westin Company or any Subsidiary or to the knowledge of the Westin Companies any ERISA Affiliate of the Westin Companies with respect to any ongoing, frozen or terminated single employer plan, within the meaning of Section 4001(a)(15) of ERISA (a "Single Employer Plan"). To the knowledge of the Westin Companies, no proceeding has been initiated to terminate any Multiemployer Plan. To the knowledge of the Westin Companies, no Multiemployer Plan is in reorganization as described in
Section 4241 of ERISA or insolvent as described in Section 4245 of ERISA. Except as disclosed in Section 5.1(h) of the Westin Disclosure Letter, none of the Westin Companies, their Subsidiaries or, to the knowledge of the Westin Companies, their ERISA Affiliates, have incurred or reasonably expect to incur any withdrawal liability with respect to any Multiemployer Plan under Subtitle E of ERISA. None of the Westin Companies, their Subsidiaries or, to the knowledge of the Westin Companies, their ERISA Affiliates has failed to make a required or disputed contribution to any Multiemployer Plan. None of the Westin Companies, their Subsidiaries or, to the knowledge of Westin Companies, ERISA Affiliates is bound by a contract or agreement or has any obligation or liability described in
Section 4204 of ERISA. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or, to the knowledge of Westin Companies, by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet provided to Starwood Trust prior to the date hereof. Neither any Pension Plan nor any Single Employer Plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of the Westin Companies nor any of their Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any Single Employer Plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (v) Under each Pension Plan which is a Single Employer Plan and is covered by Title IV of ERISA, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

     (vi) None of the Westin Companies nor any of their Subsidiaries has any obligation for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in Section 5.1(h) of the Westin Disclosure Letter. Except as disclosed in Section 5.1(h)(vi) of the Westin Disclosure Letter, the Westin Companies or their Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

     (vii) Except as disclosed in Section 5.1(h)(vii) of the Westin Disclosure Letter, all Compensation and Benefit Plans covering current or former non-U.S. employees of the Westin Companies and their Subsidiaries comply in all material respects with applicable local law. The Westin Companies and their Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees, in excess of the amount reserved therefor.

     (viii) Except as disclosed in Section 5.1(h) of the Westin Disclosure Letter, there is no material pending or, to the Westin Companies' knowledge, threatened legal action or claim with respect to any of the Compensation and Benefit Plans.

     (ix) Except as set forth in Section 5.1(h) of the Westin Disclosure Letter, the consummation of the transaction contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee of a Westin Company or a Subsidiary of the Westin Companies.

     (i) Compliance with Laws; Permits. Except as set forth in Section 5.1(i) of the Westin Disclosure Letter, the businesses of the Westin Companies and their Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Westin Material Adverse Effect or prevent or materially burden or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the transactions contemplated by this Agreement. Except as set forth in Section 5.1(i) of the Westin Disclosure Letter, no investigation or review by any Governmental Entity with respect to the Westin Companies or any of their Subsidiaries is pending or, to the knowledge of the Westin Companies, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or prevent or materially burden or materially impair the ability of the Westin Companies to consummate the transactions contemplated by this Agreement. Except as set forth in Section 5.1(i) of the Westin Disclosure Letter, no material change is required in the Westin Companies' or any of their Subsidiaries' processes, properties or procedures in connection with any such Laws, and, to the knowledge of the Westin Companies, none of the Westin Companies has received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Each of the Westin Companies and their Subsidiaries has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or prevent or materially burden or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the other transactions contemplated by this Agreement.

     (j) Environmental Matters. (i) Except as disclosed on Section 5.1(j) of the Westin Disclosure Letter, the Westin Companies and their Subsidiaries have at all times materially complied and are in material compliance with applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, common law, legally binding agency requirements, judgments and orders relating to the environment, the effect of Hazardous Substances on human health, or to emissions, discharges or releases of Hazardous Substances into the indoor or outdoor environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (as defined below) or the investigation, monitoring, clean-up or other remediation thereof ("Environmental Laws"). To the knowledge of the Westin Companies, except as disclosed on Section 5.1(j) of the Westin Disclosure Letter, there are no Hazardous Substances present in, on, under, or about any Real Property (as defined in Section 5.1(p)) except in compliance with Environmental Laws.

     (ii) Except as disclosed in Section 5.1(j) of the Westin Disclosure Letter, there are no losses or actual or, to the knowledge of the Westin Companies, potential claims or liabilities of or relating to any of the Westin Companies or their Subsidiaries which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to acts or omissions of the Westin Companies occurring or conditions or circumstances existing on or prior to the Closing Date with respect to the Westin Companies and their Subsidiaries that individually or in the aggregate have had or may reasonably be expected to have a Westin Material Adverse Effect.

     (iii) Except as disclosed in Section 5.1(j) of the Westin Disclosure Letter, there have not been any claims, notices of violation, allegations of non-compliance, and to the knowledge of the Westin Companies, threatened or anticipated suits, investigations, or information requests, including notices from citizens' groups, involving any of the Westin Companies or any of their Subsidiaries or any Real Property currently owned or operated by any of the Westin Companies or any of their Subsidiaries that individually or in the aggregate have had or may reasonably be expected to have a Westin Material Adverse Effect.

     (iv) There has been no material written environmental report, study, audit or review conducted by any of the Westin Companies or any of their Subsidiaries in relation to the current or prior business of any of the Westin Companies or any of their Subsidiaries or any Real Property or facility now or previously owned or leased by any of the Westin Companies or any of their Subsidiaries which has not been furnished to the Starwood Companies by the Westin Companies at least five days prior to the date hereof.

     (v) As used in this Agreement, the term (i) "Hazardous Substance" means any toxic, radioactive, reactive, corrosive or hazardous substance, any pollutant, contaminant, or any waste, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any Environmental Law.

     (k) Tax Matters. As of the date hereof, none of the Westin Companies nor any of their Affiliates has taken or agreed to take any action, nor do the Westin Companies have any knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

     (l) Taxes. Except as set forth in Section 5.1(l) of the Westin Disclosure Letter, (i) each of the Westin Companies, each of their Subsidiaries and each Westin Affiliated Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid by each of the Westin Companies, each of their Subsidiaries and each Westin Affiliated Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by any of the Westin Companies, any of their Subsidiaries or any Westin Affiliated Group have been timely paid; (iv) none of any of the Westin Companies, any of their Subsidiaries or any member of any Westin Affiliated Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (v) the Tax Returns referred to in clause (i), to the extent related to income Taxes, have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or, to the knowledge of the Westin Companies, proposed or threatened with respect to Taxes of any of the Westin Companies, any of their Subsidiaries or any Westin Affiliated Group; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) all Tax Sharing Arrangements and Tax indemnity arrangements relating to any of the Westin Companies or any of their Subsidiaries (other than this Agreement) will terminate prior to the Closing Date and neither any of the Westin Companies nor any of their Subsidiaries will have any liability thereunder on or after the Closing Date; (ix) there are no liens for Taxes upon the assets of any of the Westin Companies or any of their Subsidiaries except liens relating to current Taxes not yet due; (x) all Taxes which any of the Westin Companies, any of their Subsidiaries or any Westin Affiliated Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Westin Companies;
(xi) none of any of the Westin Companies or any of their Subsidiaries has been a member of any Westin Affiliated Group other than one in which a Westin Company was the common parent; (xii) no intercompany obligation (as described in Treas. Reg. sec. 1.1502-13(g)) between or among any of the Westin Companies, any of their Subsidiaries or any member of any Westin Affiliated Group will remain outstanding after the Closing Date; (xiii) no income or gain of any of the Westin Companies or any of their Subsidiaries has been deferred pursuant to Treasury Regulation sec. 1.1502-13 or Temporary Treasury Regulation sec. 1.1502-13T and (xiv) no excess loss account (as described in Treasury Regulation sec. 1.1502-19), exists with respect to any of the Westin Companies or any of their Subsidiaries.

     No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth in Section 5.1(l) of the Westin Disclosure Letter or with respect to the employment and similar agreements to which Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Jack Van Hartesvelt are parties, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

     As used in this Agreement, (i) the term "Westin Affiliated Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Time, includes or has included any of the Westin Companies or any of their Subsidiaries or any predecessor of or successor to any of the Westin Companies or any of their Subsidiaries (or another such predecessor or successor), or any other group of corporations which, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with any of the Westin Companies or any of their Subsidiaries or any predecessor of or successor to any of the Westin Companies or any of their Subsidiaries (or another such predecessor or successor); (ii) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes (A) all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) any liability for the payment of amounts with respect to payments of a type described in clause
(A) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of any of the Westin Companies or any of their Subsidiaries under any Tax Sharing Arrangement or Tax indemnity arrangement; (iii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes; and (iv) the term "Tax Sharing Arrangement" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes any member of a Westin Group.

     (m) Labor Matters. None of the Westin Companies or any of their Subsidiaries is, as of the date hereof, the subject of any material proceeding asserting that the Westin Companies or any of their Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Westin Companies, threatened, nor has there been for the past two years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Westin Companies or any of their Subsidiaries, except for any labor strike, dispute, walk-out, work stoppage, slow-down or lockout that, individually or in the aggregate, is not reasonably likely to have a Westin Material Adverse Effect. To the knowledge of the Westin Companies, there are no current organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could materially adversely affect any of the Westin Companies or any of their Subsidiaries. The Westin Companies have previously furnished to the Starwood Companies correct and complete copies of all labor and collective bargaining agreements to which the Westin Companies or any of their Subsidiaries is party or by which any of them are otherwise bound.

     (n) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Westin Companies and any of their Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Westin Companies and their Subsidiaries and their respective properties and assets, and are in character and amount consistent with past practices of the Westin Companies, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Westin Material Adverse Effect. The Westin Companies have furnished to the Starwood Companies a true, correct and complete list of, and true, correct and complete copies of, all material insurance policies and fidelity bonds or binders containing the terms thereof relating to the assets, business, operations, employees, officers or directors of the Westin Companies and their Subsidiaries (the "Policies"). With respect to each such policy, except as disclosed in Section 5.1(n) of the Westin Disclosure Letter, (i) there is no material claim pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters of the Policies or in respect of which such underwriters have reserved their rights; (ii) all premiums owed have been paid, and all premiums which will become due and payable prior to the Closing Date will be timely paid; (iii) none of the Westin Companies and their Subsidiaries has given or received any notice of cancellation, termination or nonrenewal of any such Policy; (iv) no material breaches or defaults exist under any of the Policies; and (v) none of the Policies will terminate or be adversely affected by the transactions contemplated by this Agreement.

     (o) Brokers and Finders. None of the Members and Westin Companies nor any of their officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Members and the LLC have employed Goldman, Sachs & Co. as their financial advisor, and one of the Members has employed Bear Stearns & Co. as its financial advisor, fees of which shall be paid by the Members or the LLC or such Member, respectively.

     (p) Properties.

     (i) The Westin Companies, together with each and all of their respective Subsidiaries and affiliates, which own (wholly or in partnerships or joint ventures) any real property or have any interest in real property (including, without limitation, any leasehold interest), including without limitation, the Real Property, the Hotels, the Space Leases, any Tenant Leases (as defined below) (collectively, the "Real Property Entities" or singularly, a "Real Property Entity"), and, to the knowledge of the Westin Companies, Westin O'Hare Hotel Venture ("Westin O'Hare") have good and marketable title in fee simple to each of the owned properties identified in clause (i) of Section 5.1(p)(i) of the Westin Disclosure Letter opposite each such Real Property Entity (the "Owned Properties"), subject only to the Liens (as defined below) disclosed in clause
(i) of Section 5.1(p)(i) of the Westin Disclosure Letter and to the following (the "Permitted Liens"):

          (1) Liens that secure liabilities (including, but not limited to, Liens that secure mortgage debt and capitalized leases) reflected on the combined unconsolidated balance sheet of the Westin Subsidiaries on the Audit Date or disclosed in the notes thereto or incurred after the Audit Date;

          (2) Liens permitted under Section 6.1(c);

          (3) Liens for real estate taxes, assessments and similar charges that are not yet due and payable delinquent;

          (4) mechanic's, materialman's, carrier's, worker's, repairer's and other similar Liens that arise or are incurred in the ordinary course of business and are not yet delinquent or, if delinquent, are being contested in good faith and an adverse determination in such contest would not reasonably be foreseen to have a Westin Material Adverse Effect;

          (5) any and all leases, subleases, licenses, concessions and other occupancy agreements, and any amendments thereto, whether or not of record, for the use of occupancy of any portion of the Real Properties excluding, however, bookings (collectively, "Space Leases"). For purposes of this Agreement the term Space Lessee means any Person or entity entitled to occupancy of any portion of the Real Property under a Space Lease;

          (6) Liens set forth on or described in title policies, reports or commitments that have been furnished to Starwood Trust; and

          (7) Liens that would not adversely affect use of the owned properties by the Westin Companies in a manner consistent with the prior use thereof by the Westin Companies.

     (ii) One or more of the Real Property Entities has, with respect to each of the leased properties identified in clause (ii) of Section 5.1(p)(ii) of the Westin Disclosure Letter opposite each such Real Property Entity (the "Leased Properties"), real estate leases and/or subleases or ground leases and/or ground subleases described in clause (ii) of Section 5.1(p) of the Westin Disclosure Letter which are valid, binding, enforceable and in full force and effect and have not been modified orally or in writing except as disclosed thereon, and the Real Property Entities hold a valid and existing leasehold interest under each of such leases or subleases or ground leases and/or ground subleases (collectively, "Tenant Leases"). The Tenant Leases described in clause (ii) of
Section 5.1(p)(ii) of the Westin Disclosure Letter constitute all of the Tenant Leases under which the Real Property Entities hold leasehold or subleasehold interests in Hotels or any other interests in real estate that are material to the business of the Westin Companies, including the Real Property. Complete, true and accurate copies of each of the Tenant Leases have been furnished to the Starwood Companies. With respect to each Tenant Lease:

          (1) such Tenant Lease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

          (2) the Real Property Entity which is party to such Tenant Lease is not, and to the knowledge of the Westin Companies, no other party to such lease or sublease is, in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute such a breach or default or permit termination, modification or acceleration under such Tenant Lease; and

          (3) none of the Real Property Entities have assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Tenant Lease except as disclosed in clause (ii) of Section 5.1(p) of the Westin Disclosure Letter.

     (iii) Complete, true and accurate copies of rent rolls for Real Property Entities described in clauses (i) and (ii) of Section 5.1(p) of the Westin Disclosure Letter have been furnished to the Starwood Companies. With respect to each such Space Lease the following shall apply:

          (1) such Space Lease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; and

          (2) neither the Real Property Entity which is party to such Space Lease, nor, to the knowledge of the Westin Companies, any other party to such Space Lease is in breach or default under such Space Lease, except in the case of (1) and (2), for such failure to be in full force and effect or for such breaches that would not be material to the Westin Companies.

     (iv) The real properties described in clauses (i) and (ii) of Section 5.1(p) of the Westin Disclosure Letter (the "Real Property" or the "Real Properties") constitute all the owned real estate and leased Hotels of the Westin Companies and, in addition, all the other real estate leased, used or occupied by the Real Property Entities which is material to the operation of the Hotels identified opposite such Real Property Entities.

     (v) To the knowledge of the Westin Companies, there are no proceedings in eminent domain or other similar proceedings pending which affect any material portion of the Real Property as owned or leased by the Real Property Entities, nor is any such matter threatened. Except as disclosed in clauses (i) and (ii) of Section 5.1(p) of the Westin Disclosure Letter there exists no writ, injunction, decree, order or judgment outstanding relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property of the Real Property Entities nor, to the knowledge of the Westin Companies, is any such matter threatened.

     (vi) To the knowledge of the Westin Companies, the current use of the Real Property does not violate in any material respect any instrument of record or agreement affecting such Real Property. To the knowledge of the Westin Companies, in respect of the Real Property there is no material violation of any covenant, condition, restriction, easement, agreement or order of any Governmental Entity having jurisdiction over any such Real Property that affects such Real Property or the use or occupancy thereof.

     (vii) In respect of the Real Property, certificates of occupancy and all permits, operating licenses, approvals and authorizations including, without limitation, all authorizations under Environmental Laws (collectively, the "Real Property Permits") of all Governmental Entities having jurisdiction over the Real Property or over the use of the Real Property, required to enable such Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued (except where the failure to obtain any of the foregoing would not prevent or disrupt any use material to the purposes for which such Real Property is now used or occupied), are in full force and effect, and, to the extent in the possession of the Real Property Entities, are located at the respective Real Property. In respect of the Real Property, the Real Property Entities have not received or been informed by a third party of the receipt by such Real Property Entity of any notice from any Governmental Entity having jurisdiction over the Real Property threatening any material enforcement action or investigation of a material monetary fine with respect to or a suspension, revocation, modification or cancellation of any Real Property Permit.

     (viii) In respect of Real Property, such Real Property is in compliance with all applicable building, zoning, subdivision and other land use and similar laws affecting such Real Property (collectively, the "Real Property Laws"), except to the extent any failure of such compliance would not impair in any material manner the current use and operation of such Real Property, and none of the Real Property Entities have received any notice of violation or claimed violation of any Real Property Law.

     (ix) As used in this Agreement, the term (1) "Consumables" means all food and beverages (alcoholic, to the extent transferable under applicable law, and non-alcoholic); engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Hotels, which are on hand on the date hereof, subject to such depletion and restocking as shall occur and shall be made in the normal course of business but in accordance with present standards, excluding, however, Operating Equipment and all items of personal property owned by Space Lessees, guests, employees or Persons furnishing food or services to the Hotels; (2) "Documents" means reproducible copies of all plans, specifications, drawings, blueprints, surveys, environmental reports and other documents which the Purchased Entities, the Members or LLC have in their possession or which they can obtain through the exercise of reasonable best efforts, or have a right to, as the same relate to the Real Property, including, but not limited to, those relating to any prior or ongoing construction or rehabilitation of the Real Property; (3) "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, appliances, draperies, carpeting and other articles of personal property now located on the Real Property and used or useable in connection with any part of each Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business but in accordance with present standards excluding, however: (v) Consumables; (w) Operating Equipment;
(x) property owned by Space Lessees, guests, employees or other Persons (other than the applicable Purchased Entity or any Affiliate thereof), furnishing goods or services to any of the Hotels; and (y) Improvements; (4) "Hotel" means each hotel described on Schedule 5.1(p)(ix)(4), such Hotels being all of the hotels owned or leased by the Westin Companies and their subsidiaries including, without limitation, all Property owned by the Westin Companies and/or its Subsidiaries and used in connection with the operation of such Hotels; (5) "Hotel Agreement" means a management agreement, franchise agreement, system license agreement, technical services agreement, marketing representation agreement, representation agreement, or other similar agreement under which the Westin Companies or any of their Subsidiaries provides management, operations, marketing, or related services to a hotel owned by a Person other than a Westin Affiliate; (6) "Hotel Names" mean all names or other identifications used in connection with the operation of any of the Hotels, (vii) "Improvements" mean for each parcel of Real Property, the buildings, structures (surface and sub-surface) and other improvements, including such fixtures as shall constitute real property, located thereon; (7) "Land" means each parcel of real estate on which the Hotels and the Seattle Office Building are located, together with all rights, title and interest, if any, of the applicable Purchased Entity in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title and interest of the applicable Purchased Entity in and to any award made or to be made in lieu thereof and in and to any unpaid award for the damage to said Land by reason of change of grade of any street; (8) "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, easement, right of way, servitude, covenant, restriction, condition, agreement, lease, sublease, tenancy, occupancy, claim, defect or other title exception of any kind whatsoever with respect to such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset; (9) "Property" means (i) the Real Property; (ii) the Fixtures and Tangible Personal Property; (iii) the Operating Equipment; (iv) the Consumables;
(v) the right, title and interest of the Westin Subsidiaries and their Subsidiaries in, to and under the Space Leases; (vi) the bookings; (vii) the Hotel Names; and (viii) the Documents.

     (q) Material Contracts.

     (i) Except as disclosed in Section 5.1(q)(i) of the Westin Disclosure Letter, none of the Westin Companies or their Subsidiaries, or, to the knowledge of the Westin Companies, Westin O'Hare is a party to or bound by:

          (1) any Hotel Agreements;

          (2) any lease (whether of real or personal property and whether operating or capitalized) providing for annual rentals of $750,000 or more or aggregate payments of $3,000,000 or more;

          (3) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments by the Westin Companies and their Subsidiaries or Entities party thereto of $1,000,000 or more;

          (4) any partnership, joint venture or other similar agreement or arrangement;

          (5) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property, except any agreement which has a maximum outstanding principal amount not exceeding $750,000;

          (6) any material license or permit (other than certificates of occupancy, building permits, elevator permits, hotel operator licenses or liquor licenses and any similar licenses and permits relating to the ownership or operation of properties of the Westin Companies and their Subsidiaries);

          (7) any agreement that limits in any material respect the freedom of the Westin Subsidiaries in the use of any Intellectual Property Rights (as defined in Section 5.1(r)) or authorizing any other Person to use any Intellectual Property Rights in any jurisdiction;

          (8) any agreement with the Members or the LLC or any of their Affiliates (other than the Westin Subsidiaries and their Subsidiaries);

          (9) any advertising agency, sales promotion, market research, marketing, marketing consulting or advertising contract providing for annual payments of $750,000 or more;

          (10) any material agreement with any Governmental Entity (other than contracts relating to hotel rates);

          (11) any agreement that limits or purports to limit the ability of any of the Westin Companies or any of their Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (12) any broker, distributor or manufacturer's contract providing earned payments in excess of $750,000;

          (13) any contract with independent contractors or consultants (or similar arrangements) providing for aggregate payments in excess of $750,000;

          (14) any agreement for the employment of any individual providing annual compensation in excess of $200,000;

          (15) any agreement or arrangement under which the Westin Companies or any of their Subsidiaries party thereto have advanced or loaned any amount to any of their directors, officers partners, co-venturers, members or employees (other than travel advances for expenses incurred in the ordinary course of business);

          (16) any guarantee of the obligations of any Person (other than guarantee of performance under Hotel Agreements), which guarantee is not limited in an aggregate amount equal to or less than $750,000; or

          (17) any other agreement, whether or not made in the ordinary course of business, which is, or the termination of which would be, material to the Westin Subsidiaries taken as a whole.

     (ii) Except as set forth in Section 5.1(q)(i)(11) of the Westin Disclosure Letter, each agreement, commitment, instrument, franchise, lease, sublease, license, authorization, arrangement or plan disclosed pursuant to this Section or required to be disclosed pursuant to this Section, including, without limitation the Hotel Agreements ("Contract") is a legal, valid and binding agreement of the applicable Westin Company or Subsidiary party thereto, enforceable against such Westin Company or Subsidiary in accordance with its terms (subject to the Bankruptcy or Equity Exception), and is in full force and effect. Except as set forth in Section 5.1(q)(ii) of the Westin Disclosure Letter, (1) none of the Westin Companies or their Subsidiaries, or, to the knowledge of the Westin Companies, Westin O'Hare is in, or alleged to be in, default or breach in any material respects under the terms of any Contract, (2) to the knowledge of the Westin Companies, no other party to any Contract is in default or breach in any material respects under the terms of any Contract, (3) no notices of termination have been delivered under or pursuant to any of the Contracts which have not been withdrawn, settled or resolved, and (4) to the knowledge of the Westin Companies, no events or circumstances exist which would or could give rise to a termination or cancellation of any of the Contracts (other than expiration of the term thereof).

     (iii) Upon consummation of the transactions contemplated by this Agreement, each Contract shall be in full force and effect without penalty or other adverse consequence (including, without limitation, any defaults or rights to terminate or cancel) and without amendment or modification except as disclosed in Section 5.1(q)(iii) of the Disclosure Letter.

     (iv) The Westin Companies have furnished to the Starwood Companies a true, correct and complete copy of each Contract, including all amendments, modifications, supplements, restatements, exhibits, schedules and attachments thereto.

     (r) Intellectual Property Rights.

     (i) Section 5.1(r) of the Westin Disclosure Letter contains a list of:

          (1) all material trademarks and service marks owed and used by any of the Westin Companies or their Subsidiaries (the "Trademarks"), specifying as to each Trademark, as applicable: (w) the Trademark; (x) the owner of such Trademark if other than WHC; (y) the goods and/or services relating to the Trademark and (z) if applicable, the jurisdictions by or in which such Trademark is registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers;

          (2) all registered and unregistered copyrights owned by, licensed to or used by any of the Westin Companies or and of their Subsidiaries that are material to the business, financial condition, operating results, assets, operations or business prospects of any of the Westin Companies or any of their Subsidiaries; and

          (3) all software, databases and compilations owned by, licensed to or used by any of the Westin Companies or any of their Subsidiaries that are material to the financial condition, operating results, assets, operations or business prospects of the Westin Companies and their Subsidiaries.

     (ii) Except as disclosed Section 5.1(r) of the Westin Disclosure Letter or (with respect to software license agreements) Section 5.1(q), the Westin Companies and their Subsidiaries collectively own and possess all right, title and interest in and to, or have a valid and enforceable license to use, the material Intellectual Property Rights, and none of the material Intellectual Property Rights is subject to any claim, judgment, injunction, order, decree, pledge, encumbrance or agreement restricting the use thereof by the Westin Companies and their Subsidiaries or restricting the licensing thereof by the Westin Companies and their Subsidiaries to any Person.

     (iii) Except as disclosed in Section 5.1(r) of the Westin Disclosure Letter, there are no existing or, to the knowledge of the Westin Companies, threatened claims or proceedings (i) alleging that the use by or possession of any of the Westin Companies or any of their Subsidiaries of any of the Intellectual Property Rights, infringes, misappropriates or violates any third Person's rights; or (ii) challenging the ownership, possession or use of any registration of any of the Intellectual Property Rights, and the Westin Companies are not aware of any grounds for such claims or proceedings.

     (iv) To the knowledge of the Westin Companies, the Trademarks are the only registered trademarks or service marks containing any reference to the name "Westin" and used in connection with hotel, timeshare or restaurant services.

     (v) To the knowledge of the Westin Companies, no Person is infringing, misappropriating or violating any of the Intellectual Property Rights, except where any such infringement misappropriation or violation would not have a Westin Material Adverse Effect.

     (vi) The Westin Companies and their Subsidiaries have taken all reasonable and necessary steps to maintain and protect the registered Intellectual Property Rights so as not to materially adversely affect the validity or enforceability of such Intellectual Property Rights, and will continue to maintain and protect such Intellectual Property Rights (including, but not limited to, paying required registration, maintenance and renewal fees) prior to the Closing so as not to materially adversely affect the validity or enforceability of such Intellectual Property Rights.

     (vii) As used in this Agreement, the term "Intellectual Property Rights" means all of the following owned by, issued to or licensed to any of the Westin Companies and any of the Westin Subsidiaries and used in their businesses, along with all income, royalties, damages and payments due and payable at the Closing or thereafter (including, but not limited to, damages and payments for past or future infringements, misappropriations or violations thereof), the right to sue and recover for past or future infringements, misappropriations or violations thereof and any and all corresponding rights that, now or hereafter, may be secured: United States, foreign and state trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith (including, but not limited to, the use of the current corporate name and trade name(s) and all translations, adaptations, derivations and combinations of the foregoing) whether registered or unregistered; United States or foreign copyrights and copyrightable works whether registered or unregistered; United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions or improvements thereto; computer software (including, but not limited to, data, databases, compilations source code, object code and documentation whether in machine readable or human readable form); confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information; applications, registrations, and documentation; applications for renewals for any of the foregoing; other intellectual property rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium) in each case.

     (viii) To the extent any of the representations and warranties set forth in this Section 5.1(r) apply to the Asia Territory (as defined in the Stock Purchase Agreement), such representations are made to the knowledge of the Westin Companies.

     (s) Joint Venture Affiliates. (i) Section 5.1(s)(i) of the Westin Disclosure Letter sets forth: (1) the name of each Joint Venture Affiliate (as defined below); (2) the type and percentage ownership or investment interest of any of the Westin Companies therein; (3) Section 5.1(s) of the Westin Disclosure Letter hereto sets forth to the extent permitted without violating any obligation of confidentiality, (i) the name and, if available, address, telephone number and primary contact of each other equity owner or investor therein and the type and percentage ownership or other investment interest therein held by such Person; and (4) a brief description of the business of each such Joint Venture Affiliate. Except as set forth on Section 5.1(s)(i) of the Westin Disclosure Letter, none of the Westin Companies or their Subsidiaries is a party to any partnership, joint venture or other similar agreement (a "Joint Venture Agreement") relating to the formation, creation, operation, management or control of any Joint Venture Affiliate. Each of the applicable Real Property Entities indicated on Section 5.1(s)(i) of the Westin Disclosure Letter as owning an interest in one or more of the Joint Venture Affiliates owns such interest free and clear of any Liens, other than Liens arising as a result of the terms of the applicable Joint Venture Agreement and the Liens set forth on
Section 5.1(s)(i) of the Westin Disclosure Letter.

     (ii) Except as set forth in Section 5.1(s)(ii) of the Westin Disclosure Letter or as contained in the Joint Venture Agreements, to the knowledge of the Westin Companies, there are no outstanding; (1) equity ownership interests in the Joint Venture Affiliates; (2) interests convertible into or exchangeable or exercisable for equity ownership interests in the Joint Venture Affiliates; or
(3) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other rights to acquire from the Joint Venture Affiliates or other obligations of the Joint Venture Affiliates to issue equity ownership interests in the Joint Venture Affiliates.

     (iii) Except as set forth in Section 5.1(s)(iii) of the Westin Disclosure Letter or in the Joint Venture Agreements, there are no outstanding obligations of any of the Westin Companies or their Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in the Joint Venture Affiliates. To the knowledge of the Westin Companies, except as set forth in the Joint Venture Agreements, there are no agreements, understandings or arrangements between members or parties of such entities with respect to management and control of the Joint Venture Affiliates (other than Hotel Agreements). Except as set forth in Section 5.1(s) of the Westin Disclosure Letter, none of the Joint Venture Affiliates controls directly or indirectly or has any direct or indirect equity participation in any entity which is not one of the Westin Companies or a Subsidiary of a Westin Company. Except as set forth in Section 5.1(s)(iii) of the Westin Disclosure Letter or with respect to wholly-owned Subsidiaries, there are no preemptive rights, rights of first refusal or similar rights with respect to any ownership interest in the Joint Venture Affiliates relating or applicable to the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 5.1(s)(iii) of the Westin Disclosure Letter or in
Section 5.1(h), no Person has any right to participate directly in the profits of a Joint Venture Affiliate whether by means of an appreciation right, incentive plan or profit participation or similar arrangement.

     True, correct and complete copies of all Joint Venture Agreements have been furnished to the Starwood Companies. To the knowledge of the Westin Companies, none of the Joint Venture Affiliates is in default under or in violation in any material respect of any provision of the Joint Venture Agreements or other constitutive documents.

     As used in this Agreement, the term "Joint Venture Affiliates" means all corporations, joint ventures, partnerships, limited liability companies and other legal entities (other than the Westin Subsidiaries and their Subsidiaries) in which any of the Westin Companies or any of their Subsidiaries holds a direct equity or profit, or a direct or indirect (but controlling) voting interest and which now or intend to own, lease, manage or operate one or more of the hotels or timeshares comprising the business of the Westin Companies and Sixth & Virginia Properties.

     (t) Starwood Securities.

     (i) The LLC and each Member severally represents and warrants that such party has received (i) the Starwood Reports, and (ii) such further information as such party desires concerning the Starwood Companies and their assets, business, financial condition and results of operations.

     (ii) The LLC and each Member severally represents, warrants and agrees that
(i) the Starwood Securities that are issuable to the LLC pursuant to this Agreement are not being registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration thereunder applicable to the issuance of such Starwood Securities in transactions that do not involve any public offering, (ii) such party has such knowledge and experience in financial and business matters that such party is capable of evaluating the merits and risks of the proposed investment in Starwood Securities and the Starwood Pair Shares issuable upon conversion of the Starwood Securities, (iii) such party understands that, except as may otherwise be provided in the Registration Rights Agreement, such party's ability to dispose of such Starwood Securities in the public market for such stock or otherwise may be limited by the Securities Act, including Rule 144 promulgated thereunder, and, therefore, such party may have to bear the risk of such party's investment in such Starwood Securities for an indefinite period of time and (iv) except as otherwise disclosed in Section 5.1(t)(ii) of the Westin Disclosure Letter, such party is an accredited investor as defined in Rule 501 under the Securities Act.

     (iii) LLC and each Member severally represents, warrants and agrees that the receipt and ownership of the Starwood Securities by such Person (or their designee) will not violate or otherwise be in contravention of Section 6.12 of the Declaration of Trust, Article NINTH of the Articles of Incorporation, Sections 9.3 and 10.8 of the Amended and Restated Limited Partnership Agreement of Starwood Realty Partnership or Sections 9.3 and 10.8 of the Amended and Restated Limited Partnership Agreement of Starwood Operating Partnership.

     (u) Certain Business Relations. None of the Members or the LLC own any asset, tangible or intangible, that is used in the business of any of the Westin Subsidiaries.

     5.2. REPRESENTATIONS AND WARRANTIES OF THE STARWOOD COMPANIES. Each of the Starwood Companies hereby represents and warrants to the Westin Companies that:

     (a) Organization, Good Standing and Qualification. Each of the Starwood Companies and their respective Subsidiaries is a real estate investment trust, partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted; each is qualified to do business and is in good standing as a foreign corporation, partnership or real estate investment trust, as the case may be, in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Starwood Material Adverse Effect (as defined below). The Starwood Companies have made available to the Westin Companies complete and correct copies of the certificates of trust, formation or incorporation, as the case may be, and trust regulations, partnership agreements and by-laws, each as amended to the date hereof, of each of the Starwood Companies and their respective Subsidiaries. The certificates of trust, formation and incorporation, as the case may be, and trust regulations, partnership agreements and by-laws of each of the Starwood Companies and their respective Subsidiaries so delivered are in full force and effect; provided, however, the partnership agreements may be amended prior to the Closing Date as previously disclosed to the Westin Companies.

     As used in this Agreement, the term "Starwood Material Adverse Effect" means a material adverse change in or effect on (or any development that, insofar as can be reasonably foreseen, would result in such change or effect) the financial condition, properties, business, results of operations or prospects of the Starwood Companies and their respective Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change in law, rule or regulation or GAAP or interpretations thereof that applies to both the Starwood Companies and the Westin Companies shall not be considered when determining if a Starwood Material Adverse Effect has occurred.

     (b) Capital Structure. The authorized capital stock of Starwood Trust consists of 100,000,000 trust shares, par value $.01 per share ("Starwood Trust Shares"), of which, as of August 31, 1997, 45,682,970 shares were outstanding,
(ii) 20,000,000 excess trust shares, par value $.01 per share, of which no shares are issued and outstanding and (iii) 5,000,000 excess preferred shares, par value $.01 per share, of which no shares are issued and outstanding. The authorized capital stock of Starwood Corp. consists of 100,000,000 shares of common stock, par value $.01 per share (the "Starwood Corp. Shares"), of which, as of August 31, 1997, 45,682,970 shares were outstanding. As of August 31, 1997, 58,267,799 units of Starwood Realty Partnership ("SLT Units") and 58,522,140 units of Starwood Operating Partnership ("SLC Units") were outstanding.

As of August 31, 1997, Starwood Trust beneficially owned 45,682,970 SLT Units and Starwood Corp. and its Subsidiaries beneficially owned 45,682,970 SLC Units. All of the outstanding Starwood Trust Shares, Starwood Corp. Shares, SLT Units and SLC Units have been duly authorized and are validly issued, fully paid and nonassessable. None of the Starwood Companies has any shares or units reserved for issuance, except for Starwood Trust Shares and Starwood Corp. Shares reserved for issuance upon the exchange of the SLT Units and the SLC Units, respectively, and except that, as of August 31, 1997, there were 5,952,090 Starwood Corp. Shares and 5,952,090 Starwood Trust Shares reserved for issuance pursuant to the Incentive and Non-Qualified Shares Option Plan (1986) of the Trust, the Corporation Stock Non-Qualified Stock Option Plan (1986) of the Trust, the Stock Option Plan (1986) of the Corporation, the Trust Shares Option Plan (1986) of the Corporation; the 1995 Share Option Plan of the Trust, and the 1995 Share Option Plan of the Corporation. Each of the outstanding shares of capital stock of each of the Subsidiaries of the Starwood Companies is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly-owned subsidiary of the Starwood Companies free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock, partnership interests or other securities of any of the Starwood Companies or any of their Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any of the Starwood Companies or any of their Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. None of the Starwood Companies has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders or unitholders, as applicable, of Starwood Trust, Starwood Corp., Starwood Realty Partnership or Starwood Operating Partnership on any matter ("Starwood Voting Debt").

     (c) Corporate Authority and Fairness Opinion.

     (i) The Starwood Companies have all requisite corporate or similar power and authority and have taken all corporate or similar action necessary in order to execute, deliver and perform their obligations under this Agreement and to consummate, subject only to any stockholder approval required by the laws of the State of Maryland and the rules of the New York Stock Exchange (the "Starwood Trust Requisite Vote"), the Merger and the other transactions contemplated by this Agreement. This Agreement is a valid and binding agreement of each of the Starwood Companies, enforceable against each of the Starwood Companies in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (ii) The Special Committee of the Starwood Disinterested Trustees of the Board of Trustees of Starwood Trust and the Special Committee of the Starwood Disinterested Directors of the Board of Directors of Starwood Corp. have received the opinion of its financial advisors, Morgan Stanley & Co. Incorporated, to the effect that the consideration to be paid by the Starwood Trust in the Merger and by the other Starwood Companies in the other transactions contemplated hereby is fair to the stockholders of Starwood Trust and Starwood Corp., a copy of which opinion has been delivered to the LLC. It is agreed and understood that such opinion is for the benefit of the Special Committee of Starwood Disinterested Trustees of the Board of Trustees of Starwood Trust and the Special Committee of the Starwood Disinterested Directors of the Board of Directors of Starwood Corp. and may not be relied on by the Westin Companies. The Board of Trustees of Starwood Trust and the Board of Directors of Standard Corp. have unanimously approved this Agreement and the Merger and the other transactions contemplated hereby.

     (iii) Prior to the Effective Time, Starwood Trust will have taken all necessary action to issue the number of shares of Class A EPS and Class B EPS required to be issued pursuant to Article IV and each of Starwood Realty Partnership and Starwood Operating Partnership will have taken all necessary action to issue the Starwood Realty Partnership Units and Starwood Operating Partnership Units required to be issued pursuant to Article IV. The Class A EPS and Class B EPS, Starwood Realty Partnership Units and Starwood Operating Partnership Units, when issued, will be validly issued, fully paid and nonassessable, and no stockholder or unitholder, as applicable, of Starwood Trust, Starwood Corp., Starwood Realty Partnership or Starwood Operating Partnership will have any preemptive right of subscription or purchase in respect thereof.

     (d) Governmental Filings; No Violations.

     (i) Other than the filings and/or notices (A) pursuant to Section 1.4, (B) under the HSR Act, the Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) to comply with state securities or "blue sky" laws and (D) required to be made with the New York Stock Exchange (the "NYSE"), no notices, reports or other filings are required to be made by the Starwood Companies with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Starwood Companies from, any Governmental Entity, in connection with the execution and delivery of this Agreement by the Starwood Companies and the consummation by the Starwood Companies of the transactions contemplated hereby and by Starwood Trust of the Merger, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Starwood Material Adverse Effect or prevent, materially delay or materially impair the ability of the Starwood Companies to consummate the transactions contemplated by this Agreement.

     (ii) The execution, delivery and performance of this Agreement by the Starwood Companies does not, and the consummation by the Starwood Companies of the transactions contemplated hereby and by Starwood Trust of the Merger will not, constitute or result in (A) a breach or violation of, or a default under, the Declaration of Trust, certificate of formation, articles of incorporation, Trust Regulations, partnership or by-laws of the Starwood Companies or the comparable governing instruments of any of their Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Starwood Companies or any of their Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon the Starwood Companies or any of their Subsidiaries or any Law or governmental or nongovernmental permit or license to which the Starwood Companies or any of their Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Starwood Material Adverse Effect or prevent, materially delay or materially impair the ability of the Starwood Companies to consummate the transactions contemplated by this Agreement.

     (e) Starwood Trust and Starwood Corp. Reports; Financial
Statements. Starwood Trust and Starwood Corp. have made and will make all required filings with the SEC. Starwood Trust and Starwood Corp. have delivered to the Westin Companies each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Starwood Audit Date"), including (i) Starwood Trust's and Starwood Corp.'s Annual Reports on Form 10-K for the year ended December 31, 1996 and (ii) Starwood Trust's and Starwood Corp.'s Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Starwood Reports"). As of their respective dates, the Starwood Reports did not, and any Starwood Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Starwood Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Starwood Trust and Starwood Corp. and their Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Starwood Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Starwood Trust and Starwood Corp. and their Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     (f) Litigation and Liabilities. Except as disclosed in the Starwood Reports filed prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Starwood Trust and Starwood Corp., threatened against the Starwood Companies or any of their Affiliates that could result in any claims against, or obligations or liabilities of, the

Starwood Companies or any of the Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Starwood Material Adverse Effect or prevent or materially burden or materially impair the ability of the Starwood Companies to consummate the transactions contemplated by this Agreement.

     (g) Takeover Statutes. No Takeover Statute or any applicable anti-takeover provision in Starwood Trust's Declaration of Trust and Trust Regulations or Starwood Corp's. certificate of incorporation or By Laws is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated by this Agreement.

     (h) Tax Matters. As of the date hereof, none of the Starwood Companies or any of their Affiliates has taken or agreed to take any action, nor do Starwood Trust or Starwood Corp. have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or prevent Starwood Trust from qualifying as a "real estate investment trust" within the meaning of Section 856 of the Code.

     (i) Taxes. Except as set forth in the Starwood Reports filed prior to the date hereof, and except as set forth in Section 5.2(i) of the disclosure letter delivered to the Westin Companies and the Members by the Starwood Companies on or prior to entering into this Agreement, (the "Starwood Disclosure Letter") (i) each of the Starwood Companies, each of their Subsidiaries and each Starwood Affiliated Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by each of the Starwood Companies, each of their Subsidiaries and each Starwood Affiliated Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by any of the Starwood Companies, any of their Subsidiaries or any Starwood Affiliated Group have been timely paid; (iv) none of any of the Starwood Companies, any of their Subsidiaries or any member of any Starwood Affiliated Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (v) the Tax Returns referred to in clause (i), to the extent related to income Taxes, have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of any of the Starwood Companies, any of their Subsidiaries or any Starwood Affiliated Group;
(vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full;
(viii) there are no liens for Taxes upon the assets of any of the Starwood Companies or any of their Subsidiaries except liens relating to current Taxes not yet due; (ix) all Taxes which any of the Starwood Companies, any of their Subsidiaries or any Starwood Affiliated Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Starwood Companies.

     As used in this Agreement, the term "Starwood Affiliated Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Time, includes or has included any of the Starwood Companies or any of their Subsidiaries or any predecessor of or successor to any of the Starwood Companies or any of their Subsidiaries (or another such predecessor or successor), or any other group of corporations which, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with any of the Starwood Companies or any of their Subsidiaries or any predecessor of or successor to any of the Starwood Companies or any of their Subsidiaries (or another such predecessor or successor).

     (j) Brokers and Finders. None of the Starwood Companies and none of their officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Starwood Trust has employed Morgan Stanley & Co. Incorporated as its financial advisor, the fees of which shall be paid by the Starwood Companies.

     (k) "REIT" Status. Starwood Trust is currently a "real estate investment trust" ("REIT") for federal income tax purposes. From and after January 1, 1995, neither the IRS nor any other taxing entity or authority has made any assertion that Starwood Trust does not qualify as a REIT for income tax purposes, nor has there been any challenge to the REIT status of Starwood Trust.

     (l) "Partnership" Status. Each of Starwood Realty Partnership and Starwood Operating Partnership is classified and taxable as a partnership for U.S. federal income tax purposes.

     (m) Starwood Report Disclosure. The Starwood Reports, taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                                   COVENANTS

     6.1. INTERIM OPERATIONS. (A) Each of the Westin Companies covenants and agrees, as to itself and its Subsidiaries, that after the date hereof and prior to the Effective Time (unless Starwood Trust shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

     (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

     (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries except that (a) the Westin Companies may issue shares to members of management of the Westin Companies so long as such issuance does not (without giving effect to any issuance described in clause (b) below) result in any of the Westin Subsidiaries having more than 1,000,000 shares of its common stock on a fully diluted basis outstanding on the Closing Date and (b) the Westin Companies may issue shares pursuant to options outstanding under the Executive Securities Purchase and Employment Agreements between one or more of the Westin Companies or their Subsidiaries and each of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Jack van Hartesvelt; (ii) amend its certificate of incorporation, partnership agreement, limited liability company agreement or by-laws, as the case may be, provided that this clause shall not apply to the LLC; (iii) split, combine or reclassify its outstanding shares of capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, provided that this clause shall not apply to the LLC; (iv) declare, set aside or pay any cash dividend or other distribution payable in cash, stock or property in respect of any capital stock, or otherwise make any payments to any Member or any of its stockholders (other than pursuant to an agreement existing on the date hereof and set forth on Schedule 7.2(a)), other than dividends from its direct or indirect wholly-owned Subsidiaries and other than (a) in the case of Worldwide, cash dividends not in excess of $160,000,000 and an in-kind dividend consisting of the capital stock of Pegasus Systems, Inc. owned as of the date hereof by the Westin Companies, (b) in the case of Lauderdale and Seattle, cash dividends not in excess of $6,000,000 in the aggregate, (c) in the case of Denver, cash dividends not in excess of an amount equal to accumulated and undistributed earnings and profits of Denver and (d) in the case of Atlanta, cash dividends not in excess of $34,200,000; or (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock (except in the case of Worldwide for the repurchase or redemption of shares of its stock held by Nomura), provided that this clause shall not apply to the LLC;

     (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock or any class of any Westin Voting Debt or any other property or assets (other than, in the case of the Westin Companies, shares issuable pursuant to under the Executive Securities Purchase and Employment Agreements between one or more of the Westin Companies or their Subsidiaries and each of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Jack van Hartesvelt), provided that this clause shall not apply to the LLC; (ii) mortgage, pledge or encumber any other property or assets (including capital stock of any of its Subsidiaries) or guarantee, incur or modify any indebtedness or other liability (except that (a) Worldwide may incur indebtedness that is, in the case of borrowed money, both prepayable and assumable by a third party, in either case at any time without penalty, and, in all cases, is at fair market terms and otherwise consistent with Schedule 6.1(c) (collectively, "Prepayable Debt"), in an amount not to exceed $160 million, (b) Lauderdale and Seattle may incur Prepayable Debt in an aggregate amount not to exceed $6 million, (c) Denver may incur Prepayable Debt in an aggregate amount not to exceed the amount of accumulated and undistributed earnings and profits of Denver, (d) the Westin Companies and their Subsidiaries may incur Prepayable Debt to fund capital expenditures as permitted by Section 1.3(e) and to fund acquisitions as permitted by Section 1.3(f) and indebtedness incurred by any joint venture that is not controlled by the Westin Companies,
(e) Atlanta may incur Prepayable Debt in an aggregate amount not to exceed $34,200,000, (f) the Westin Companies may incur (1) Prepayable Debt in respect of capital expenditures relating to St. John and/or its Subsidiaries in an amount not to exceed $9,500,000, (2) Prepayable Debt represented by notes payable in connection with the financing of insurance premiums in an amount not to exceed $3,000,000 (provided that at the Closing Date the aggregate principal amount of such notes payable does not exceed $2,261,000), (3) Prepayable Debt represented by capital leases for an aggregate amount not to exceed $3,875,000, and (4) subordinated Prepayable Debt that is required to be purchased by Nomura pursuant to the Participation Agreement dated as of May 12, 1995, among Nomura, the Members, the LLC and the other parties thereto in an aggregate amount not to exceed $2,200,000 plus any subordinated Prepayable Debt required to be purchased by Nomura in connection with any capital expenditures approved under Section 1.3(e) or any acquisitions approved under Section 1.3(f), (g) the Westin Companies and their Subsidiaries may enter into guarantees of performance under management, franchise, license or similar agreements to which any of the Westin Companies or any of their Subsidiaries is a party, (h) the Westin Companies and their Subsidiaries may make loans to, or investments in, owners of hotels in connection with the obtaining of management, franchise, license or similar contracts with such owners provided that the amount of any such loan or investment shall not exceed $1,000,000 and that the aggregate amount of all such loans or investments shall not exceed $5,000,000 and (h) the Westin Companies may incur trade debt and similar indebtedness incurred in the ordinary course of business consistent with past practice; (iii) make or authorize or commit for any capital expenditures other than as permitted by Section 1.3(e) or, by any means, make any significant acquisition of, or investment in, assets or stock of any other Person or entity other than as permitted by Section 1.3(f); or (iv) sell, lease (as lessor), transfer or otherwise dispose of any assets, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

     (d) except as set forth in Section 6.1(d) of the Westin Disclosure Letter neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans, or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

     (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation (except as set forth in Section 6.1(e) of the Westin Disclosure Letter and except for litigation involving claims that are covered by insurance) or modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

     (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any material insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

     (g) neither it nor any of its Subsidiaries will make any change in accounting practices or policies applied in the preparation of the financial statements referred to in Section 5.1(e) that would have an economic impact on any of the Westin Companies, except as required by GAAP;

     (h) neither it nor any of its Subsidiaries will enter into any contract for the purchase of real property or for the sale of any Owned Property or exercise any option to purchase real property listed in subsection (a) of Section 5(p) of the Westin Disclosure Letter or any option to extend a lease listed in subsection (b) of Section 5(p) of the Westin Disclosure Letter;

     (i) except as set forth in Section 6.1(i) of the Westin Disclosure Letter, neither it nor any of its Subsidiaries will, directly or indirectly, enter into any significant contract or agreement with any Member or any Affiliate of any Member (other than the Westin Subsidiaries and their respective subsidiaries) other than as expressly contemplated by this Agreement;

     (j) neither it nor any of its Subsidiaries shall knowingly take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

     (k) neither it nor any of its Subsidiaries shall sell, transfer, assign, lease, sublease, license or sublicense any Intellectual Property Rights, except in the ordinary course of business consistent with past practice and except in connection with the operation of the Westin Companies' timeshare business;

     (l) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     (B) Starwood Companies' Interim Operations. Each of the Starwood Companies covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time, none of the Starwood Companies will declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of capital stock of any of the Starwood Companies other than dividends in an aggregate amount not to exceed the greater of (i) the current rate of Starwood Trust's dividends and
(ii) Starwood Trust's "real estate investment trust taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains; provided that this Section 6.1(B) shall not be deemed to prevent repurchases of stock by the Starwood Companies pursuant to stock "buyback" arrangements that have been publicly announced by the Starwood Companies prior to the date hereof or increases in the dividend rate of the Starwood Companies in the ordinary course consistent with past practice.

     6.2. MAINTENANCE, PROMOTIONS, ETC. Except as set forth in Section 6.2 of the Westin Disclosure Letter, from the date hereof until the Closing Date, the LLC shall cause the Westin Subsidiaries and their Subsidiaries to (i) repair, keep, and maintain their properties and assets (including inventories, fixtures and tangible personal property, operating equipment) in accordance with past practice, (ii) maintain their current insurance coverage (including, without limitation, the Policies), (iii) continue to advertise and promote their properties in a manner consistent with past practice and (iv) make application for, and diligently pursue, the renewal of any permits and licenses expiring prior to the Closing Date.

     6.3. INFORMATION SUPPLIED. Each of the Westin Companies and the Starwood Companies agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC by Starwood Trust and Starwood Corp. in connection with the Merger and related matters contemplated hereby (the "Proxy Statement"), and any amendment or supplement thereto, will, at the date of mailing to stockholders and at the times of the meetings of stockholders of Starwood Trust and Starwood Corp. to be held in connection with the Merger and related matters contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.4. STOCKHOLDERS MEETING. Each of Starwood Trust and Starwood Corp. will take, in accordance with its Declaration of Trust and Trust Regulations and Articles of Incorporation and By-laws, respectively, all action necessary to convene a meeting of holders of Starwood Trust Shares and Starwood Corp. Shares (the

"Stockholders Meeting") as promptly as practicable after the mailing of the Proxy Statement to consider and vote upon the approval of the Merger and related matters contemplated hereby. Subject to their respective fiduciary obligations under applicable law, Starwood Trust's Board of Trustees and Starwood Corp.'s Board of Directors shall recommend such approval and shall take all lawful action to solicit such approval and will not withdraw or amend such approval in a manner adverse to the Westin Companies (it being understood that it would be a breach of each board's fiduciary obligations not to withdraw such recommendation in the event such board have determined that the transactions contemplated by this Agreement were reasonably likely to cause a Starwood Material Adverse Effect not appropriately offset, in such boards' judgment, by the benefits to the Starwood Companies from such transactions).

     6.5. FILINGS; OTHER ACTIONS; NOTIFICATION. (a) Starwood Trust and Starwood Corp. shall promptly prepare and file with the SEC the Proxy Statement. Starwood Trust and Starwood Corp. shall use all reasonable efforts to have the Proxy Statement cleared by the SEC and thereafter mailed to the stockholders of Starwood Trust and Starwood Corp. Starwood Trust and Starwood Corp. shall also use all reasonable efforts to obtain prior to the mailing of the Proxy Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) Each of the Westin Companies and the Starwood Companies shall use all reasonable efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the Proxy Statement is mailed and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.

     (c) The Westin Companies and the Starwood Companies shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, the Westin Companies and the Starwood Companies shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Starwood Companies or the Westin Companies, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Westin Companies and the Starwood Companies shall act reasonably and as promptly as practicable.

     (d) Each of the Westin Companies and the Starwood Companies shall, upon request by the other, furnish the other with all information (including financial information) concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of the Starwood Companies, the Westin Companies or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement or in connection with the issuance, sale or exchange of or tender for any securities of any of the Starwood Companies.

     (e) Each of the Westin Companies and the Starwood Companies shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by the Starwood Companies or the Westin Companies, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this

Agreement. The Westin Companies and the Starwood Companies each shall give prompt notice to the other of (i) any change that is reasonably likely to result in a Westin Material Adverse Effect or Starwood Material Adverse Effect, respectively, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Contract or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date or Effective Time and of which any of the Westin Companies has knowledge. Without limitation of the foregoing, the Starwood Companies shall give the LLC notice of any breach by the Westin Companies of any of the provisions of this Agreement, of the failure of the Westin Companies to satisfy any of the conditions to the obligation of the Starwood Companies to consummate the transactions contemplated by this Agreement, or of any change or development that is likely to result in any such breach by the Westin Companies or any such failure by the Westin Companies to satisfy any such condition promptly upon the Starwood Companies' learning of such breach, failure or development from a source other than the Westin Companies.

     (f) Without limiting the generality of the undertakings pursuant to this
Section 6.5, the Westin Companies and the Starwood Companies agree (i) to provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Merger and the transactions contemplated by this Agreement and (ii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Merger or the other transaction contemplated hereby in accordance with the terms of this Agreement, any and all reasonable steps, including the appeal thereof or the posting of a bond necessary to vacate, modify or suspend such injunction or order, so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement; provided, however, that the foregoing shall not require the Starwood Companies or the Westin Companies to make any divestiture or consent to any divestiture in order to fulfill any condition or obtain any consent, authorization or approval or to appeal an injunction or order, or to post a bond in respect of such appeal, that is not economically reasonable for the Starwood Companies.

     6.6. TAX MATTERS (a) None of the Westin Companies or the Starwood Companies shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     (b) Each of the Starwood Companies will use their best efforts to maintain REIT status, for U.S. federal income tax purposes, of Starwood Trust from the date hereof through December 31, 1998 and the partnership status, for U.S. federal income tax purposes, of each of Starwood Realty Partnership and Starwood Operating Partnership from the date hereof through the tenth anniversary of the Closing Date. None of the Starwood Companies will take any action that would adversely affect the ability of Starwood Trust to qualify as a REIT for U.S. federal income tax purposes from the date hereof through December 31, 1998 and for each of Starwood Realty Partnership and Starwood Operating Partnership to be classified and taxable as a partnership for U.S. federal income tax purposes from the date hereof through the tenth anniversary of the Closing Date.

     6.7. ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable law, each of the Westin Companies and the Starwood Companies shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Closing Date, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any Westin Company or any Starwood Company, and provided, further, that the foregoing shall not require any Westin Company or Starwood Company to permit any inspection, or to disclose any information, that in the reasonable judgment of such Westin Company or Starwood Company, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if such Westin Company or Starwood Company, as the case may be, shall have used best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the LLC or Starwood Trust, as the case may be, or such Person as may be designated by either of its officers, as the case may be. Prior to the Effective Date, the Westin Companies shall deliver to the Starwood Companies, not later than 45 days after the end of each monthly period and in the form customarily prepared by the Westin Companies, the unaudited combined consolidated internal financial statements of the Westin Subsidiaries, including an income statement, balance sheet and cash flow statement for the monthly period then ended and for the period from the beginning of the current fiscal year to the end of such monthly period. All such information shall be governed by the terms of the Confidentiality Agreement.

     For a period of six years after the Effective Date, the LLC and its representatives shall have reasonable access to all the books and records of the Westin Companies with respect to periods prior to the Closing Date to the extent that such access may reasonably be required by the LLC in connection with matters relating to or affected by the operations of any of the Westin Companies prior to the Closing Date. The Starwood Companies shall afford such access upon receipt of reasonable advance notice and during normal business hours. The LLC shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 6.7. If any of the Westin Companies shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Westin Companies, prior to such disposition, shall give the LLC a reasonable opportunity, at the LLC's expense, to segregate and remove such books and records as the LLC may select.

     For a period of six years after the Closing Date, the Starwood Companies and their respective representatives shall have reasonable access to all the books and records relating to any of the Westin Companies or their assets or business which the LLC or any of the Members or their Affiliates may retain after the Effective Time. Such access shall be afforded by the LLC, the Members and their Affiliates upon receipt of reasonable advance notice and during normal business hours. The Starwood Companies shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 6.7. If any of the LLC or the Members or any of their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the LLC or such Members shall, prior to such disposition, give the Starwood Companies a reasonable opportunity, at the Starwood Companies' expense, to segregate and remove such books and records as the Starwood Companies may select.

     6.8. AFFILIATES. Prior to the Effective Time, each Westin Company shall deliver to Starwood Trust a list of names and addresses of those Persons who are, in the opinion of such Westin Company, as of the time of the Stockholders Meeting, "affiliates" of such Westin Company within the meaning of Rule 145 under the Securities Act. Each Westin Company shall provide to Starwood Trust such information and documents as Starwood Trust shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Starwood Trust or such Westin Company as a Person who may be deemed to be such an affiliate of such Westin Company; provided, however, that no such Person identified by Starwood Trust shall be added to the list of affiliates of such Westin Company if Starwood Trust shall receive from such Westin Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Starwood Trust to the effect that such Person is not such an affiliate. Each Westin Company shall exercise its best efforts to deliver or cause to be delivered to Starwood Trust, prior to the date of the Stockholders Meeting, from each affiliate of a Westin Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A (the "Affiliates Letter").

     6.9. REGISTRATION AND STOCK EXCHANGE LISTING. Starwood Trust and Starwood Corp. shall use all reasonable efforts to cause the Starwood Paired Shares into which the Class A EPS, Class B EPS, Starwood Realty Partnership Units and Starwood Operating Partnership Units issued in the Merger or the other transactions contemplated by this Agreement are exchangeable to be registered by filing a registration statement with the SEC and approved for listing on the NYSE subject to official notice of issuance, pursuant to the Registration Rights Agreement.

     6.10. PUBLICITY. The initial disclosure of the transactions contemplated hereby shall be a joint press release in the form of Annex D hereto. Except as otherwise required by applicable law or the rules or regulations of any securities exchange on which the securities of such party are listed or traded, no party or any

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

of its affiliates shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the transactions contemplated by this Agreement without the consent of each other party, and in any event, each party agrees that it shall give each other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same provided, however, the Starwood Companies and the Westin Companies shall be free to make comments to their stockholders, shareholders, employees, and owners of hotels with which such companies or their affiliates have management, franchise, license or similar agreements, and to financial analysts and the press which are substantially consistent with disclosures in all such permitted press releases or announcements.

     6.11. OPTIONS; BENEFITS.

     (a) Stock Options. Prior to the Effective Time, each of the Westin Companies shall take such actions as may be necessary such that immediately prior to the Effective Time each Westin Company Option, whether or not then exercisable, shall be exercised for securities of the Westin Companies, it being understood that (i) 60% of such securities so issued in connection with such exercises of Westin Company Options shall be "vested" for purposes of the employment agreements pursuant to which such Westin Company Options were issued and (ii) 40% of such securities so issued in connection with such exercises of Westin Company Options shall be "unvested" for purposes of the employment agreements pursuant to which such Westin Company Options were issued and that any Starwood Securities issued in the transactions contemplated by this Agreement in respect of such "unvested" securities will be deemed to be "unvested" in a manner similar to that set forth in such employment agreements with the first 50% of such unvested securities to vest on May 12, 1998 and the remaining 50% of such unvested securities to vest on May 12, 1999.

     (b) Employee Benefits. Each of Starwood Trust and Starwood Corp. agrees that each of Starwood Trust and Starwood Corp. shall maintain for a period of twelve months immediately following the Effective Time, employee benefit plans, programs, policies and arrangements for employees of the Westin Companies and their Subsidiaries and employees of unaffiliated companies that have the benefits of plans administered by the Westin Companies ("Adopting Non-Affiliates") Adopting Non-Affiliates which in the aggregate are no less favorable than the employee benefit plans, programs, policies and arrangements of the Westin Companies and their Subsidiaries in effect on the Effective Time, in which such employees are eligible to participate immediately preceding the Effective Time. Starwood Trust and Starwood Corp. will cause such employee benefit plans to take into account for purposes of eligibility and vesting thereunder service by employees of the Westin Companies and their Subsidiaries and employees of Adopting Non-Affiliates as if such service were with Starwood Trust or Starwood Corp. Starwood Trust and Starwood Corp. shall honor all employee benefit obligations to current and former employees (including employees of Adopting Non-Affiliates) under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date hereof and all employment or severance agreements entered into by the Westin Companies or adopted by the Board of Directors or Board of Managers, as applicable, of each Westin Company prior to the date hereof. Nothing in this Agreement shall be interpreted as limiting the power of Starwood Trust or Starwood Corp. to cause the amendment or termination of any Compensation and Benefit Plan, any other individual employee benefit plan, program, agreement or policy or as requiring Starwood Trust or Starwood Corp. or their Subsidiaries to offer to continue (other than as required by its terms) any written employment contract, so long as in the aggregate Starwood Trust and Starwood Corp. comply with this Section 6.11(b).

     6.12. FEES AND EXPENSES. Except as otherwise provided herein and in Section 9.10, each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors), incurred by it or its Affiliates in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby (collectively, the "Acquisition Expenses"); provided, however, that the Acquisition Expenses of the Westin Companies (including, without limitation, the cost of all third party consents to be obtained by the Westin Companies (it being understood and agreed that the Starwood Companies shall have the right to approve the incurrence of such expenses prior to such incurrence) and all taxes (including transfer, recording or similar fees and all income taxes payable by the Westin Companies and their Subsidiaries directly resulting from the reorganizations contemplated by

Section 6.17) payable in connection with any transactions or restructurings contemplated by this Agreement to take place on or prior to the Closing Date, the fees and expenses of Arthur Andersen & Co. incurred by the Westin Subsidiaries related to the preparation of the Proxy Statement and the delivery of the "comfort letter" described in Section 6.5(b) and the fees and expenses incurred in connection with earnings and profits, valuation and similar due diligence evaluations, investigations or studies) shall be borne entirely by the Starwood Companies, and provided further that the Members shall bear the Acquisition Expenses attributable to the fees and expenses of the financial and legal advisors to the Members and the Westin Companies incurred in connection with the transactions contemplated by this Agreement.

     6.13. TAKEOVER STATUTE. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Starwood Trust and Starwood Corp. and its Board of Trustees or Board of Directors, as the case may be, shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     6.14. STARWOOD TRUST AND STARWOOD CORP. VOTE. Starwood Trust and Starwood Corp. shall cause to be voted (or a consent to be given with respect to) any Starwood Trust Shares or Starwood Corp. Shares beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement and of the Merger at any meeting of stockholders of Starwood Trust or Starwood Corp. at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of Starwood Trust or Starwood Corp. by consent in lieu of a meeting).

     6.15. NAME AND MANAGEMENT OF STARWOOD CORP. AND STARWOOD TRUST. Immediately after the Effective Time, the certificate of incorporation and the by-laws of Starwood Corp. shall be amended to change the name of Starwood Corp. to "Westin Hotels & Resorts Worldwide, Inc." Starwood Trust shall include Stuart M. Rothenberg (and successors to such person as shall be designated by The Goldman Sachs Group, L.P. ("GS Group") or an affiliate thereof designated by GS Group ("Goldman Sachs")) on each management slate of nominees to the board of trustees of Starwood Trust. Starwood Corp. shall include Barry S. Volpert (and successors to such person as shall be designated by Goldman Sachs) and Juergen Bartels (to the extent he continues as Chief Executive Officer) on each management slate of nominees to the board of directors of Starwood Corp. Any person so designated by Goldman Sachs shall be subject to the approval of the Starwood Companies, which approval shall not be unreasonably withheld; in the event the Starwood Companies disapprove any such person, Goldman Sachs shall then have the right to designate another person for approval by the Starwood Companies. The right to designate a director of Starwood Corp. will expire if Affiliates of Goldman Sachs sell (to unaffiliated Persons) more than 50% of the Starwood Securities received by Affiliates of Goldman Sachs in the transactions contemplated by this Agreement (or Starwood Securities that may be received upon exchange thereof), and the right to designate a trustee of Starwood Trust will expire if Affiliates of Goldman Sachs sell (to unaffiliated Persons) more than 75% of the Starwood Securities received by Affiliates of Goldman Sachs in the transactions contemplated by this Agreement (or Starwood Securities that may be received upon exchange thereof). At any time after the Closing Date, if WHWE, Whitehall Street Limited Partnership V or Goldman Sachs Capital Partners, L.P. defaults in any payment obligation or materially breaches any of its other agreements, covenants or obligations under this Agreement or the Other Agreement (as defined in Section 7.2(k)), and such default or breach continues for 30 days after notice by the Starwood Companies to Goldman Sachs, then Goldman Sachs's right to designate individuals to management's slate of nominees under this Section 6.15 shall immediately terminate and Goldman Sachs shall cause its then existing designees to resign, in each case for so long as such default continues. In the event the B EPS is exchanged, directly or indirectly, into A EPS or Paired Shares, this paragraph shall apply with respect to the A EPS or Paired Shares received upon such exchange, with the A EPS or Paired Shares, as applicable, received upon exchange of the Purchaser Securities received in the transactions contemplated by this Agreement that is being deemed to be the last sold. The management of Starwood Trust and Starwood Corp. after the Effective Time will be determined in accordance with Article III of this Agreement.

     6.16. ADDITIONAL COVENANTS.

     (a) Starwood Trust hereby agrees that, from and after the Closing Date, Starwood Trust will unconditionally guarantee all indebtedness incurred by any Member in connection with the transactions contemplated hereby pursuant to a guarantee reasonably acceptable to the Westin Companies and to the Members.

     (b) The Starwood Companies will permit each of the Members (or their permitted transferees) to guarantee all indebtedness incurred by such Members (or their permitted transferees) in connection with the transactions contemplated by this Agreement that is assumed by Starwood Realty Partnership or Starwood Operating Partnership, as applicable, in connection with the Subsidiary Contributions (it being understood and agreed that such Members (and their permitted transferees) will not guarantee any such indebtedness originally incurred by the Westin Subsidiaries or any subsidiaries of the Westin Subsidiaries), and, in the event that Starwood Trust is required to make any payment in respect of its guarantee of such indebtedness described in clause (a) above and the Members elect to guarantee indebtedness pursuant to this clause
(b), the Members (or their permitted transferees) will pay to Starwood Trust their proportionate share (based on the proportion that the amount of indebtedness incurred by such Members (or their permitted transferees) and assumed by Starwood Realty Partnership or Starwood Operating Partnership bears to the total amount of indebtedness incurred by all the Members (or their permitted transferees)) of the amount of any such payment made by Starwood Trust in respect of such guarantee. The Members (or their permitted transferees) may at any time, at their option, terminate all or any portion of the guarantees of indebtedness described in the previous sentence; in the event the Members (or their permitted transferees) terminate such guarantee or any portion thereof,
(i) Starwood Trust may terminate its guarantee of the portion of such indebtedness as to which such Member or Members (or their transferees) terminated its or their guarantee, (ii) the portion of the indebtedness as to which the guarantee of the Members (or their permitted transferees) has been so terminated shall no longer be subject to Section 6.16(c), (iii) the amount of indebtedness of Starwood Realty Partnership or Starwood Operating Partnership required to be outstanding pursuant to Section 6.16(d)(i) shall be decreased by the amount of Indebtedness as to which such guarantee has been terminated and
(iv) in the event that each of WHWE, Woodstar and Nomura (or their permitted transferees) terminates 80% (by dollar amount) or more of its respective guarantee, the obligations of Starwood Trust, Starwood Realty Partnership and Starwood Operating Partnership set forth in this Section 6.16(b) and Sections 6.16(a), 6.16(c) (other than the last sentence thereof) and 6.16(d) shall terminate as of the date of such termination of such guarantees.

     (c) Starwood Trust agrees that, in the event the Members exercise their option to guarantee indebtedness pursuant to clause (b) of this Section 6.16, during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date, none of Starwood Trust, Starwood Realty Partnership, Starwood Operating Partnership, the Westin Subsidiaries contributed to Starwood Realty Partnership or Starwood Operating Partnership, or any of their respective Subsidiaries, will repay or refinance any of the indebtedness assumed by Starwood Realty Partnership or Starwood Operating Partnership in connection with the Subsidiary Contributions. In the event that after such two-year period, any such indebtedness of the Starwood Realty Partnership is repaid or refinanced, the Starwood Realty Partnership will permit the Members to guarantee indebtedness of the Starwood Realty Partnership having the same principal amount as such indebtedness so repaid or refinanced by the Starwood Realty Partnership and, in the event that after such two-year period, any such indebtedness of the Starwood Operating Partnership is repaid or refinanced the Starwood Operating Partnership will permit the Members to guarantee indebtedness of the Starwood Operating Partnership having the same principal amount as such indebtedness so repaid or refinanced by the Starwood Operating Partnership. Starwood Trust agrees that for a period of six and one-half months after the Closing Date it will not repay or refinance, or permit to be repaid or refinanced, $160 million of the indebtedness of Worldwide and $34,200,000 of indebtedness of Atlanta permitted to be incurred by Worldwide and Atlanta, respectively, after the date hereof and prior to the Closing Date.

     (d) In the event the Members exercise their option to guarantee indebtedness pursuant to clause (b) of this Section 6.16, during the period beginning on the Closing Date and ending on the date that is ten years after the Closing Date, (i) Starwood Realty Partnership and Starwood Operating Partnership will maintain an aggregate amount of indebtedness equal to an amount that is no less than the amount of indebtedness assumed by Starwood Realty Partnership or Starwood Operating Partnership, as applicable, in connection with the Subsidiary Contributions (other than any such indebtedness originally incurred by any of the Westin Subsidiaries or any subsidiary of the Westin Subsidiaries), (ii) none of Starwood Trust, Starwood Realty Partnership, Starwood Operating Partnership, the Westin Subsidiaries contributed to Starwood Realty Partnership or Starwood Operating Partnership, or any of their respective Subsidiaries, will voluntarily sell, assign, pledge, dispose of or otherwise transfer any of the stock of such Westin Subsidiaries contributed to Starwood Realty Partnership or Starwood Operating Partnership in the Subsidiary Contributions or any of the land and improvements of such Westin Subsidiaries (excluding time shares), except in a "like-kind" exchange exempt from taxation pursuant to Section 1031 of the Code, and (iii) each of Starwood Trust, Starwood Operating Partnership and Starwood Realty Partnership will comply with covenants substantially to the effect set forth in Schedule 6.16(d); provided, however, that the Starwood Companies shall not be required to comply with the covenants contained in this Section 6.16(d) from and after the date, if any, on which the failure of the Starwood Companies to comply with such covenants would not adversely affect any of the Members or the tax position of any of the Members; and provided further, however, that the Members shall not unreasonably withhold or delay waivers of particular applications of the covenants set forth in this Section 6.16(d) requested by the Starwood Companies from time to time so long as such waivers shall not adversely affect the tax position of any of the Members.

     (e) From and after the closing date, each of Starwood Trust, Starwood Corp., Starwood Realty Partnership and Starwood Operating Partnership shall, no later than February 28 of each year, deliver to the Members (or their designees) and each other holder of the stock of a Westin Subsidiary that contributed the stock of such Westin Subsidiary in a Subsidiary Contribution such accurate reports and other information as shall be reasonably requested by the Members (or their designees) for them to file their tax returns for the previous year.

     (f) For a period of one year after the Closing Date, the Members will not sell or otherwise transfer ("Transfer") any of the shares of Class A EPS, Class B EPS, Starwood Realty Partnership Units or Starwood Operating Partnership Units received in the transactions contemplated by this Agreement, or any Starwood Paired Shares received upon conversion or exchange of any thereof (collectively, "Starwood Securities"), to any Person; provided, however, that any of the Members may Transfer any of the Class A EPS or Class B EPS received in the transactions contemplated by this Agreement, or any Starwood Paired Shares received upon conversion or exchange of any thereof, to one or more investors in such Member or one or more designees of such investors to whom Starwood Securities are transferred or issued as contemplated by Section 1.3(g) ("Permitted Designees"), which investors or Permitted Designees have agreed in writing to comply with the restrictions on Transfer set forth in this paragraph
(f) as though they were Members. From and after the first anniversary of the Closing Date, none of the Members (or their permitted transferees) or any other holder of Starwood Realty Partnership Units or Starwood Operating Partnership Units shall Transfer any Starwood Realty Partnership Units or Starwood Operating Partnership Units received in the transactions contemplated by this Agreement to any Person without the prior written consent of the Starwood Realty Partnership or the Starwood Operating Partnership, as applicable; provided, however, that this sentence shall not prevent any exchange of any Starwood Realty Partnership Units or Starwood Operating Partnership Units received in the transactions contemplated by this Agreement for other Starwood Securities or the Transfer of any Starwood Securities received upon exchange of Starwood Realty Partnership Units or Starwood Operating Partnership Units received in the transactions contemplated by this Agreement. During each of the first four calendar quarters ending on or after the first anniversary of the Closing Date, no Member will Transfer more than 25% of the Starwood Securities received by it in the transactions contemplated by this Agreement, or any Paired Shares received upon exchange of any Starwood Securities received in the transactions contemplated by this Agreement, to any Person other than an investor in such Member or one or more Permitted Designees of such investors; provided, however, that in the event that less than 25% of such Starwood Securities received by any Member (or an investor in a Member or a Permitted Designee) are Transferred in any quarter to any Person other than to the investors in such Member or one or more Permitted Designees of such investors, the other Starwood Securities held by such Member, investor or Permitted Designee that could have been Transferred in such quarter may be Transferred by such Member (or such investor or Permitted Designee) in a subsequent quarter and the Transfer of such Starwood Securities shall not reduce the amount of Starwood Securities that could otherwise be Transferred by such Member (or such investor or Permitted Designee) in such subsequent quarter; and provided further that this sentence shall not permit a Transfer of Starwood Realty Partnership Units or Starwood Operating Partnership Units that would be prohibited by the second sentence of this Section 6.16(f). In the event that a Member Transfers any of the Starwood Securities to investors in such Member or to one or more Permitted Designees, such Transfers will be conditioned on the receipt by such Member of a written agreement of such transferees to be bound by the provisions of this Section 6.16(f) and Section 6.16(g). Notwithstanding anything contained herein to the contrary, in the event of a Change in Control (as defined in the Starwood LTIP) the restrictions on transfer of the Starwood Securities provided in this paragraph (f)(other than in the second sentence hereof) shall no longer apply.

     (g) Each of the Members agrees that it will not Transfer any of the Starwood Securities in violation of the registration requirements of the Securities Act of 1933, as amended, or in such a manner as to cause Starwood Realty Partnership or Starwood Operating Partnership to be a "publicly traded partnership" for purposes of the Code.

     6.17. REORGANIZATION OF THE PURCHASED ENTITIES. Immediately prior to the Closing Date, the LLC shall cause the Westin Companies, and shall use all reasonable efforts to cause the Joint Venture Affiliates, to be reorganized such that, in the opinion of counsel to the Starwood Companies, the acquisition contemplated hereby will not adversely affect the ability of Starwood Trust to qualify as a "real estate investment trust" as defined in Section 856 of the Code and/or for the purposes of minimizing the number of required consents or approvals in connection with the transactions contemplated hereby. Such reorganization shall include such mergers and sales of the Subsidiaries of the Westin Subsidiaries or assets thereof as shall be necessary or appropriate to accomplish the foregoing. The preceding sentence notwithstanding, the purchaser of any assets or the stock of any Subsidiaries of the Westin Subsidiaries to be sold shall be either a Starwood Company or a subsidiary thereof or a Westin Subsidiary or a subsidiary thereof. If Worldwide is dissolved or merged into another corporation as a result of this reorganization, then references in this Agreement to Worldwide shall be deemed to be references to the successor-in-interest to Worldwide.

     6.18. CLOSING AFTER JANUARY 2, 1998. In the event the Starwood Companies advise the Westin Companies that the Closing is likely to be delayed beyond January 2, 1998, the LLC, the Members and the Westin Subsidiaries each agree to take whatever actions may be reasonably requested by the Starwood Companies to reorganize and restructure the businesses and assets of the Westin Companies so as to preserve, to the extent practicable, the tax benefits to the Starwood Companies that would have accrued had the Closing occurred on January 2, 1998, and to minimize, to the extent practicable, any tax detriment to the Starwood Companies that might occur due to the Closing occurring after January 2, 1998 (including by transferring assets among the Westin Subsidiaries and/or by leasing assets to one or more of the Starwood Companies); provided, however, that the Starwood Companies shall pay all expenses and costs (including any incremental Taxes and legal and accounting fees and expenses) actually incurred by the LLC, the Members and the Westin Subsidiaries in connection with such reorganization and restructuring and, in the event this Agreement is terminated in connection with the unwinding of such reorganization and restructuring.

     6.19. COMMITMENTS FOR TITLE INSURANCE. The Westin Companies shall deliver to the Starwood Companies not less than ten days prior to the Effective Date, with respect to each parcel of real property identified in clause (i) of Section 5.1(p) of the Westin Disclosure Letter and each parcel of Leased Property identified in clause (ii) of Section 5.1(p) of the Westin Disclosure Letter (with the exception of immaterial office leases comprising part of the Tenant Leases), (i) a survey, acceptable to the title company referred to in the last sentence of this Section 6.19, of a recent date with respect to each such parcel showing no encroachments or other survey defects with respect to the buildings, structures and other improvements located on such property; and (ii) a current commitment for the issuance of an owner's title insurance policy or leasehold owner's title insurance policy, as the case may be, all of which policies shall be 1990 form policies with an endorsement deleting the "creditor's rights" exception or exclusion, with extended coverage insuring over all general exceptions customarily contained in such policies, including without limitation general exceptions 1 (rights or claims of parties in possession), 2 (survey matters), 3 (easements), 4 (mechanic's liens) and 5 (taxes or special assessments not shown as existing liens), with a Form 3.1 Zoning endorsement (including parking and loading docks), survey endorsements insuring that the real property described in the title insurance policy is the same real estate as shown on the survey and that the survey accurately depicts the location and dimensions of the real estate, access endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, contiguity endorsement (if the real property consists of more than one record parcel) insuring that all record parcels are contiguous to one another, location endorsement identifying the improvements located on the real property, owner's comprehensive endorsement insuring that there are no encroachments of improvements onto adjoining land and no violations of enforceable covenants, conditions or restrictions of record or building lines (and also insuring against any loss of the right to maintain the improvements located on the real property because of any such encroachments or current or future violations), and a non-imputation endorsement insuring against loss due to undisclosed knowledge of the Westin Companies imputed to the Starwood Companies. Each of such commitments shall be written by a nationally recognized title insurance company in amount, form and substance satisfactory to the Starwood Companies and shall provide that, upon the satisfaction of the conditions specified therein, the Starwood Companies will have good and marketable title thereto (including all appurtenant easements), free and clear of all Liens, except for Permitted Liens.

     6.20. LIQUOR AND OTHER LICENSES. The Westin Companies shall cooperate, and prior to the Closing Date shall cause the Westin Companies and their Subsidiaries, and shall use their reasonable best efforts to cause Westin O'Hare, to cooperate, with the Starwood Companies in any lawful manner reasonably requested by the Starwood Companies in connection with obtaining the regulatory approvals of the transactions contemplated by this Agreement as may be required by any public agencies administering laws regulating the sale of alcoholic beverages, including but not limited to, obtaining, by transfer or otherwise, such approvals for, and/or the issuance of all liquor, cabaret and other federal, state and local licenses necessary to maintain continuity of service of alcoholic beverages, as well as the continuity of the same forms of business operations conducted at, in or upon each property by the Westin Companies and their Subsidiaries, Westin O'Hare and all other Hotels which are subject to Hotel Agreements, immediately before the Closing Date. If any such regulatory approval or license issuance shall not be obtainable by the Starwood Companies prior to the Closing Date, the Members and the LLC shall, after the Closing Date, cooperate, and prior to the Closing Date, shall cause the Westin Companies and their Subsidiaries, and shall use their reasonable best efforts to cause Westin O'Hare, to cooperate, with the Starwood Companies, at the Starwood Companies' sole expense, in any lawful and reasonable measure to maintain continuity of the liquor service as well as the continuity of the same forms of business operations conducted at, in or upon each property by the Westin Companies and their Subsidiaries immediately before the Closing Date. Nothing herein shall require any holder of any liquor, cabaret or other federal, state or local license to permit any unlicensed Person to unlawfully exercise any privilege under such license or to have any unlawful interest in liquor inventory or in revenues from any business operated under such license. The duties to cooperate set forth herein above shall include, without limitation, the execution of documents and the renewal of any license or permit issued by any Governmental Entity.

     6.21. SOLICITATION OF EMPLOYEES. Each of the Members and the LLC agrees that, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, neither it, nor any of its Affiliates (which such Member unilaterally controls), will, directly or indirectly, solicit employment, consulting or other services of any employees of the Starwood Entities, the Westin Subsidiaries or any of their subsidiaries or otherwise induce such employees to leave the employment of the Starwood Entities, the Westin Subsidiaries or any of their subsidiaries or breach his or her employment agreement, if any, with the Starwood Entities, the Westin Subsidiaries or any of their subsidiaries.

     6.22. CONFIDENTIALITY. (a) The Members and the LLC consent and agree not to, and not to permit their Affiliates to, disclose, communicate, use to the detriment of any of the Westin Subsidiaries or any of their subsidiaries or Joint Venture Affiliates, or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of the Purchased Entities, including, without limitation, the terms, duration and expiration date of any Hotel Agreement. Nothing in this Section 6.22 shall restrict the Members and the LLC from disclosing any information that (i) becomes part of the public domain through no fault of the Members, the LLC or any of their Affiliates or
(ii) is required to be disclosed by law or court order.

     (b) Remedies. The Members and the LLC acknowledge and agree that damages would not adequately compensate the Starwood Companies if the Members, the LLC or any of their Affiliates were to breach any of their covenants contained in Sections 6.21 and 6.22. Consequently, the Members and LLC shall be entitled, in addition to any other remedies available at law or in equity, to specifically enforce the terms of Section 6.21 or 6.22 by means of injunction or other equitable relief.

     (c) Validity and Reformation. Should any term or provision of this Section
6.22 be held invalid, unenforceable or illegal by a final adjudication of any court having competent jurisdiction, or be or become invalidated by reason of any applicable law or statute existing now or in the future, (i) such term or provision shall be reformed to reflect the parties' intent and to be enforceable to the maximum extent permissible under applicable law and (ii) the validity or enforceability of the remainder of this Section 6.22 shall not be affected thereby and shall remain in full force and effect.

     6.23. CAPITALIZED LEASE OBLIGATIONS. None of the Westin Companies shall prior to the Effective Date terminate any capitalized lease obligation prior to its scheduled expiration date.

     6.24. FURTHER ASSURANCES. From time to time after the Effective Time, the officers and director of the Surviving Trust shall be authorized to execute and deliver, in the name and on behalf of the Westin Subsidiaries and their respective Subsidiaries or otherwise, such deeds and other instruments and to take or cause to be taken such further or other action as shall be necessary or desirable in order to vest or perfect in or to confirm, of record or otherwise, in the Surviving Trust title to, and possession of, all the property, rights, privileges, powers, immunities and franchises of the Westin Companies and otherwise carry out the purposes of this Agreement. With respect to any license, certificate, approval, authorization, agreement, contract, lease, easement and other commitment included in the Westin Companies' assets which requires the consent of any third Person to the Merger or any other transaction contemplated hereby, if any such consent has not been obtained prior to the Effective Time, thereafter the LLC and each of the Members shall cooperate with the Surviving Trust and Starwood Corp. at their request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use all reasonable efforts to secure to the Surviving Trust and Starwood Corp. the benefits thereof in some other manner; provided, however, that nothing herein shall relieve any of the LLC or the Members of their respective obligations under Section 6.5.

     6.25. TRANSFER OF CERTAIN RIGHTS OF LLC. At the Closing, the LLC shall transfer, assign and convey any and all rights and interests to which it is entitled to under the Amended and Restated Stock Purchase Agreement, dated as of May 12, 1995, among Westin Hotel Holding Corp., Westin Hotel L.L.C., Ceasar Park Hotel Investment, Inc. and Aoki Corporation, and any other agreements entered into in connection therewith (collectively, the "Aoki Agreement"), to the Starwood Companies; provided, however, that to the extent that any such transfer, assignment or conveyance would constitute a breach of the Aoki Agreement, this Agreement (and any related documents delivered at the Closing) shall not constitute an actual or attempted transfer, assignment or conveyance of the Aoki Agreement unless and until the consent or waiver of such breach is obtained from the parties to the Aoki Agreement other than the Westin Companies. To the extent that the consents and waivers referred to in the proviso to the immediately preceding sentence are not obtained prior to the Closing, (x) each Member and the LLC shall use all reasonable efforts to (A) provide or cause to be provided to the Starwood Companies the benefits of the Aoki Agreement, (B) cooperate in any arrangement, reasonable and lawful as to both the Members and the LLC and the Starwood Companies, designed to provide such benefits to the Starwood Companies and (C) enforce for the account of the Starwood Companies any rights of the Members and the LLC arising from the Aoki Agreement, including all rights to payments and to indemnification, in each case after consulting with and upon the advice and direction of the Starwood Companies. In connection with the foregoing, the Members and the LLC agree to make their personnel, and applicable books and records, reasonably available to the Starwood Companies (at no cost to the Starwood Companies) in order to effect all actions reasonably required to be taken under this Section 6.26. The Starwood Companies agree to reimburse the Members and the LLC for all reasonable out-of-pocket expenses incurred by them in connection with the foregoing.

     6.26. NOMURA CONSENTS. Nomura hereby agrees to provide the consents to the transactions contemplated by this Agreement described in Section 7.2(l).

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

     6.27. ESCROW ARRANGEMENT. The Members and the LLC shall use all reasonable efforts to establish, on or prior to the Closing Date, the escrow arrangement contemplated by Section 7.2(k).

     6.28. ADDITIONAL AGREEMENTS WITH NOMURA. On or prior to March 28, 1998, Nomura will not securitize indebtedness held by it relating to Denver (with an aggregate principal amount of $45 million plus $8.5 million of preferred equity) or to St. John (currently with an aggregate principal amount of $20 million) and will allow the Starwood Companies to prepay all of such indebtedness (and preferred equity) plus all breakage costs relating to any related U.S. Treasury hedge positions (it being understood that Nomura will use its best efforts to minimize such costs, including, but without limitation, "rolling" such hedge positions into the new loans referred to below), but otherwise without premium or penalty, on or prior to March 29, 1998. Concurrently therewith, Starwood Trust will borrow from Nomura no less than $67.6 million principal amount of indebtedness secured by one or more first mortgages (the underlying property of which, in Nomura's reasonable judgment, is promptly capable of supporting an optimal securitization of such indebtedness with a structure and pursuant to documentation which is usual and customary for securitizations by Nomura and which satisfy rating agency standards) on comparable quality assets as Denver and St. John and on terms that will provide Nomura with comparable pricing, fees, debt service coverage, collateralization, amortization and other economic terms, in the aggregate, as Nomura would have received had the indebtedness of Denver and St. John been securitized by Nomura instead of being prepaid.

     The contemplated loans on Atlanta aggregating up to $34.2 million will not be secured by any lien or encumbrance on the equity interests in Westin Portman Peachtree II L.L.C. On the Closing Date, the $15 million of related credit enhancement from the Members for capital improvements over three years will become credit enhancement (on the same terms and conditions) from Starwood Corporation and the Starwood Operating Partnership and the Members will be released by Nomura and its affiliates from any obligation on such credit enhancement after such date. Securitization of the indebtedness related to Atlanta may proceed as planned by Nomura.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and the other transactions contemplated hereby is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Starwood Trust Shares and Starwood Corp. Shares constituting the number of Starwood Trust Shares and Starwood Corp. Shares required to approve this Agreement in accordance with applicable law and the Declaration of Trust and Articles of Incorporation, as applicable, and Trust Regulations and by-laws, as applicable, of Starwood Trust and Starwood Corp., the laws of the State of Maryland and the rules of the NYSE (the "Requisite Vote"), and the Merger shall have been duly approved by the holders of Starwood Trust Shares and Starwood Corp. Shares constituting the Requisite Vote.

     (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger and the other transactions contemplated hereby under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 1.7, all notices, reports and other filings required to be made prior to the Effective Time by the Westin Companies and the Starwood Companies or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Westin Companies or the Starwood Companies or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Westin Companies and the Starwood Companies shall have been made or obtained (as the case may be), except those the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or a Starwood Material Adverse Effect or to provide a

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

reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

     (c) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding therefor.

     7.2. CONDITIONS TO OBLIGATIONS OF THE STARWOOD COMPANIES. The obligations of the Starwood Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction or waiver by the Starwood Companies at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Westin Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date and except to the extent that the Westin Companies have furnished revised sections of the Westin Disclosure Letter (in which case such representations and warranties shall speak as of the date the last revisions to the Westin Disclosure Letter are furnished to the Starwood Companies)), and the Starwood Companies shall have received a certificate to such effect signed on behalf of the Westin Companies by the chief financial officer and secretary of Worldwide provided, however, that notwithstanding anything herein contained to the contrary, this Section 7.2(a) shall be deemed to have been satisfied even if (i) such representations or warranties were not true and correct on the date of this Agreement but are so true and correct on the Closing Date or (ii) any such representation or warranty (other than the representations and warranties contained in Section 5.1(a), 5.1(b), 5.1(c), 5.1(e), 5.1(o), 5.1(t) and 5.1(u)) is untrue as written but such representation or warranty would be true if any or all of the documents listed on Schedule 7.2(a) hereof and the contents thereof (other than any documents referenced in any such documents that are not themselves also listed on Schedule 7.2(a) hereof) were incorporated as exceptions to such representation and warranty.

     (b) Performance of Obligations of the Westin Companies. The Westin Companies shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date and the Starwood Companies shall have received a certificate to such effect signed on behalf of the Westin Companies by the chief financial officer and secretary of Worldwide to such effect.

     (c) Legal Opinion. (i) No later than the earliest to occur of (a) November 25, 1997, (b) the date of the occurrence of the transaction contemplated in
Section 6.1(b)(iv)(a) hereof and (c) the date of the occurrence of the transaction contemplated in Section 6.1(b)(iv)(d), the Starwood Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, subject to assumptions reasonably acceptable to the Westin Companies, to the effect that (A) the Merger will constitute a "reorganization" with the meaning of Section 368(a) of the Code and (B) Starwood Trust will continue to qualify as a REIT for U.S. federal income tax purposes after consummation of the transactions contemplated by this Agreement.

     (ii) The Starwood Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, dated the Closing Date, in substantially the form attached hereto as Annex E-1, which opinion shall restate as of the Closing Date the opinion described in Section 7.2(c)(i).

     (iii) Starwood Trust shall have received an opinion of Sullivan & Cromwell, special counsel to the Westin Companies, dated the Closing Date, substantially in the form attached hereto as Annex E-3.

     (d) Accountants Letter. The Starwood Companies shall have received from Arthur Andersen LLP the "comfort letter" described in Section 6.5(b).

     (e) Fairness Opinion. The Special Committee of Disinterested Trustees of the Board of Trustees of Starwood Trust and the Special Committee of Disinterested Directors of the Board of Directors of Starwood Corp. shall have received an opinion of Morgan Stanley & Co. Incorporated, in a form satisfactory to each

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

board, to the effect that the Merger, the Subsidiary Contributions and the other transaction contemplated by this Agreement are fair, from a financial point of view, to Starwood Trust and Starwood Corp.

     (f) Material Adverse Change. There shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, properties, business or results of operations of the Westin Companies and their Subsidiaries taken as a whole or any development or combination of developments individually or in the aggregate, that has had or is reasonably likely to have a Westin Material Adverse Effect.

     (g) Change in Tax Laws. There shall not have been any changes in the U.S. federal income tax laws that materially and adversely affects the ability of Starwood Trust to consummate the Merger as a "tax-free reorganization" under the Code or on the ability of Starwood Trust to maintain its status as a REIT for purposes of the Code.

     (h) Financing. There shall have been no change in the general economic, financial or market conditions in the United States that materially and adversely affects that ability of the Starwood Companies to obtain the financing necessary to consummate the transactions contemplated by this Agreement.

     (i) FIRPTA Certificate. LLC, each Member and any other person receiving Starwood Securities or other consideration pursuant to this Agreement shall have delivered to the Starwood Companies a certification of nonforeign status, in form and substance reasonably satisfactory to the Starwood Companies, in accordance with Treas. Reg. sec. 1.1445-2(b), and the Starwood Companies shall have no actual knowledge that such certification is false or receive a notice that the certification is false pursuant to Treas. Reg. sec. 1.1445-4.

     (j) Consents. The owners of hotels party to management, franchise or similar agreements with the Westin Companies and the unaffiliated third party investors in Joint Venture Affiliates and ground lessors of Hotels (or the properties on which such Hotels are located) from whom consents, approvals or authorizations are required to be obtained in connection with the consummation of the transactions contemplated by this Agreement shall not have delivered written notices of their intention to terminate such agreements or ground leases ("Termination Notices"); provided that this condition shall be deemed to have been satisfied unless the projected 1998 management fee and/or franchise fee and/or other revenues (other than marketing fees (including portions of management and franchise fees that are allocated to marketing fees) and reimbursed expenses and other revenue items that do not result in a profit for the Westin Companies) from all such contracts in respect of which such notices have been received, equal or exceed, in the aggregate, $8,000,000; provided, further, that this condition shall be deemed to have been waived by the Starwood Companies if the Starwood Companies do not elect not to consummate the transactions contemplated by this Agreement as a result of the failure to satisfy this condition on or prior to November 25, 1997; provided, however, that in the event the transaction described on Section 6.1(b)(iv)(a) shall not have occurred prior to November 25, 1997, the foregoing reference to November 25, 1997 shall be deemed to be a reference to the earlier to occur of (i) the occurrence of the transaction contemplated by Section 6.1(b)(iv)(a) or (ii) the date that is fourteen days before the Stockholders' Meeting referred to in
Section 6.4. For purposes of the foregoing sentence, 50% of the projected 1998 management fee and/or franchise fee and/or other revenues with respect to management, franchise or similar agreements that are subject to the provisions of the License and Master Assignment Agreement, dated as of May 12, 1995, among Westin International Asia Pacific Corporation, Aoki Corporation, Westin Hotel Company and the other parties thereto, shall be included in determining whether the $8,000,000 threshold in the previous sentence has been equaled or exceeded. Notwithstanding the foregoing, applicable written consents or approvals (as distinguished form Termination Notices), including such approvals as are required for modifications to Joint Venture Agreements and/or the execution of supplementary agreements reasonably required for the continued ownership of Joint Venture Affiliates in a manner consistent with the REIT or Paired Share qualification requirements applicable to the Starwood Companies, shall be required from such owners, unaffiliated third party investors or ground lessors (collectively, the "Third Parties"), as applicable, with respect to the assets identified on Schedule 7.2(j), and the failure to obtain any such consent or approval from the applicable Third Party shall be deemed to be the delivery by such Third Party of a Termination Notice for purposes of the first proviso to the first sentence of this Section 7.2(j).

     (k) Other Agreements. WHWE, Woodstar, Nomura and Bartels shall have executed and delivered an indemnity agreement in the form agreed to on the date hereof (the "Other Agreement"), and there shall have been established, on or prior to the Closing Date, with respect to the matters described in the Other Agreement, an escrow arrangement relating to the Starwood Securities received by the stockholders of the Westin Subsidiaries other than WHWE, Woodstar, Nomura and Bartels, in form and substance reasonably satisfactory to the Starwood Companies, providing for the same pro rata economic effect with respect to such stockholders as the Other Agreement provides for WHWE, Woodstar, Nomura and Bartels.

     (l) Nomura Consents. Nomura and Property Acquisition Trust, as the case may be, shall have consented to the transactions contemplated by this Agreement under all debt agreements relating to indebtedness of the Joint Venture Affiliates, Westin Companies and their respective Subsidiaries and under any joint venture agreements, limited liability agreements or partnership agreements to which Nomura is a party; provided, however, the foregoing shall not require Nomura to consent to the assumption by any of the Starwood Companies of the Subordinated Debt of Westin Hotel Company issued to Nomura pursuant to the Subordinated Note and Class B Purchase Agreement dated as of May 12, 1995 among Nomura and certain Westin Companies or the Participation Agreement dated as of May 12, 1995, among Nomura, the Members, the LLC and the other parties thereto and nothing herein shall be deemed to be such a consent.

     7.3. CONDITIONS TO OBLIGATION OF THE WESTIN COMPANIES. The obligations of the Westin Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction or waiver by the Westin Companies at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Starwood Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date and except to the extent that the Starwood Companies have furnished revised sections of the Starwood Disclosure Letter (in which case such representations and warranties shall speak as of the date the last revisions to the Starwood Disclosure Letter are delivered to the Westin Companies and the Members), and the Westin Companies shall have received a certificate to such effect signed on behalf of the Starwood Companies by the Chief Financial Officer and Secretary of Starwood Trust and of Starwood Corp. to such effect.

     (b) Performance of Obligations of the Starwood Companies. The Starwood Companies shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Westin Companies shall have received a certificate signed on behalf of Starwood Trust and Starwood Corp. by the Chief Financial Officer and Secretary of Starwood Trust and Starwood Corp., respectively, to such effect.

     (c) Legal Opinion. (i) No later than the earliest to occur of (a) November 25, 1997, (b) the date of the occurrence of the transaction contemplated by
Section 6.1(c)(iv)(a), and (c) the date of the occurrence of the transaction contemplated in Section 6.1(b)(iv)(d), the Westin Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, subject to assumptions reasonably acceptable to the Westin Companies, to the effect that (A) the Merger will constitute a "reorganization" with the meaning of Section 368(a) of the Code and (B) Starwood Trust will continue to qualify as a REIT for U.S. federal income tax purposes after consummation of the transactions contemplated by this Agreement.

     (ii) The Westin Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, dated the Closing Date, in substantially the form attached hereto as Annex E-1, which opinion shall restate as of the Closing Date the opinion described in Section 7.3(c)(i).

     (iii) The Westin Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, dated the Closing Date, in substantially the form attached hereto as Annex E-2-A, and the opinion of Piper & Marbury LLP, special counsel to the Starwood Companies, dated the Closing Date, in substantially the form attached hereto as Annex E-2-B.

     (d) Accountant Letters. The Westin Companies shall have received the "comfort letter" described in Section 6.5(b).

     (e) Registration Rights Agreement. Starwood Trust and Starwood Corp. shall have executed and delivered the Registration Rights Agreement substantially in the form of Annex F hereto.

     (f) Material Adverse Change. There shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, properties, business or results of operations of the Starwood Companies and their Subsidiaries taken as a whole or any development or combination of developments individually or in the aggregate, that has had or is reasonably likely to have a Starwood Material Adverse Effect.

     (g) Registration and Listing. Starwood Trust and Starwood Corp. will register and list on the NYSE the shares of Starwood Paired Shares issuable in exchange for Class A EPS and Class B EPS issued pursuant to the transactions contemplated by this Agreement pursuant to the Registration Rights Agreement and such Starwood Paired Shares shall have been authorized for listing on the NYSE upon official notice of issuance. In the event of a Change in Control of the Starwood Companies in which the stockholders of the Starwood Companies receive registered securities of another Person, it shall be a condition to the consummation of such Change in Control transaction that the Person that acquires the Starwood Companies in such Change in Control, or the surviving entity in such Change in Control transaction, shall establish an effective registration statement with respect to the securities of such Person received by the Members or their transferees in such a transaction that permits the sale of such securities by such Members or transferees in a registered public offering for so long as such a registration statement is required for the Members or their transferees to sell publicly such shares.

     (h) Subordinated Debt. The Subordinated Debt referred to in Section 7.2(l) shall have been repaid in full unless Nomura shall have otherwise agreed in writing.

                                  ARTICLE VIII

                                  TERMINATION

     8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of Starwood Corp. and the shareholders of Starwood Trust referred to in Section 7.1(a), by mutual written consent of the Westin Companies and Starwood Companies by action of their respective Boards of Trustees or Directors.

     8.2. TERMINATION BY EITHER THE STARWOOD COMPANIES OR WESTIN COMPANIES. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Trustees, Boards of Directors or Boards of Managers of Starwood Corp., Starwood Trust or the LLC, as the case may be, if (i) the Merger shall not have been consummated by January 31, 1998, whether such date is before or after the date of approval by the stockholders of Starwood Trust and the unitholders of Starwood Corp. (the "Termination Date"), (ii) the approval of the stockholders of Starwood Corp., and the unitholders of Starwood Trust as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger or the other transactions contemplated hereby shall become final and non-appealable (whether before or after the approval by the stockholders of Starwood Trust and Starwood Corp.); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached (or whose Affiliate has breached) in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     8.3. TERMINATION BY THE WESTIN COMPANIES. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of Starwood Corp. and the unitholders of Starwood Trust, as required by Section 7.1(a), by action of the Board of Managers of the LLC if (i) the Board of Trustees of Starwood Trust or the Board of Directors of Starwood Corp. shall have withdrawn or adversely modified its approval or recommendation of this Agreement in a manner adverse to the Westin Companies, (ii) there has been a material breach by the Starwood Companies of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach or (iii) as contemplated by penultimate sentence of Section 9.14(b).

     8.4. TERMINATION BY STARWOOD TRUST OR STARWOOD CORP. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Starwood Corp. or the shareholders of Starwood Trust as required by Section 7.1(a), by action of the Board of Directors of Starwood Corp. or the Board of Trustees of Starwood Trust if (i) there has been a material breach by the Westin Companies of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Starwood Companies to the party committing such breach (provided that if such 30-day period would but for this proviso extend past January 2, 1998, such period shall be deemed to end on January 2, 1998) or (ii) as contemplated by the penultimate sentence of Section 9.14(a), in the case of either (i) or (ii) above, by action to such effect of the Board of Directors of Starwood Corp. or the Board of Trustees of Starwood Trust.

     8.5. EFFECT OF TERMINATION AND ABANDONMENT.

     (a) In the event of termination of this Agreement and the abandonment of the Merger and the other transactions contemplated hereby pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its trustees, directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any wilful breach of this Agreement.

     (b) In the event that (a) this Agreement is terminated by the Westin Companies pursuant to Section 8.3, (b) the condition set forth in Section 7.1(a) shall not have been satisfied and this Agreement shall have been terminated pursuant to Section 8.2, (c) the Starwood Companies shall have failed to satisfy any of the conditions set forth in Section 7.3(a), (b), (c)(i), (c)(ii), (d),
(e) or (g) on or prior to the Closing Date and the Westin Companies shall, by written notice delivered to Starwood Trust, elect not to consummate the transactions contemplated hereby as a result of such failure or (d) the Starwood Companies otherwise fail to consummate the transactions contemplated by this Agreement, then the Starwood Companies shall promptly, but in no event later than five business days after the date of such event, pay the Westin Companies a termination fee of $5,000,000 and shall promptly, but in no event later than five business days after the date of such event, pay all the charges and expenses incurred by the Westin Companies and the Members in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $5,000,000, in each case payable by wire transfer of same day funds; provided, however, that no such payment shall be required in the event that (i) the Westin Companies shall have failed, after the expiration of 30 days after receipt by the Westin Companies of written notice of such failure during which the Westin Companies shall have the opportunity to cure any such failure, provided, that such cure period shall not extend beyond January 2, 1998 unless the parties shall have agreed to extend the Closing Date to a date that is later than January 2, 1998 to satisfy any condition specified in Section 7.2 that is required to be satisfied by the Westin Companies prior to the Closing Date, (ii) the Starwood Companies elect not to consummate the transactions as a result of the failure of the satisfaction of the condition specified in Section 7.1(b) or
(c) or 7.2(a), (b), (c)(iii), (d), (f), (g), (i), (j), (k) or (l) or Section
9.14 or (iii) the Starwood Companies fail to deliver the opinions of Sidley & Austin required to be delivered by Section 7.3(c)(i) or (ii), and the sole cause of such failure is a change in the factual circumstances of the Westin Companies occurring after the date hereof that causes one or more explicit assumptions contained in the opinion attached hereto as Annex E-1 to be untrue as of the Closing Date. The Starwood Companies' payment shall be the sole and exclusive remedy of the Westin Companies against the Starwood Companies and any of their Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the breach of any covenant or agreement giving rise to such payment. The Starwood Companies acknowledge that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Westin Companies would not enter into this Agreement.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1. SURVIVAL AND INDEMNIFICATION. This Article IX and the agreements of the Westin Companies, the Members and the Starwood Companies contained in Sections 1.4 (Working Capital Adjustments), 6.6 (b) (Taxation), 6.9 (Registration and Stock Exchange Listing), 6.11 (Benefits), 6.12 (Expenses),
6.15 (Name and Management of Starwood Corp. and Starwood Trust.), 6.16 (Additional Covenants), 6.20 (Liquor and other Licenses), 6.21 (Solicitation of Employees), 6.28 (Additional Agreements with Nomura), 7.3(g) (Registration and Listing) and 9.10 (Transfer Taxes) and this Section 9.1 shall survive the consummation of the Merger. This Article IX, the agreements of the Westin Companies, the Members and the Starwood Companies contained in Section 6.12 (Expenses), Section 6.18 (Closing after January 2, 1998), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. MODIFICATION OR AMENDMENT. Subject to the provisions of applicable law, at any time prior to or after the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger and the other transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND

HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.5.

     9.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:
if to the Starwood Companies

Starwood Lodging Trust
c/o Starwood Capital Group
3 Pickwick Plaza
Suite 2500
Greenwich, Connecticut 06830
Attention: Chairman
Fax: (203) 861-2101

(with a copy to Sherwin Samuels, Esq.,
Sidley & Austin,
555 West Fifth Street,
Los Angeles, California 90013
Fax: (213) 896-6600.)

if to the Westin Companies

WHWE L.L.C.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Stuart M. Rothenberg
        Barry S. Volpert
Fax: (212) 357-5505

and to:

Woodstar Investor Partnership
c/o Starwood Capital Group, L.P.
Three Pickwick Plaza, Suite 250
Greenwich, Connecticut 06830
Attention: Barry S. Sternlicht
Fax: (203) 861-2101

and to:

Juergen Bartels
Westin Hotel Company
The Westin Building
2001 Sixth Avenue
Seattle, Washington 98121
Fax: (206) 443-8932
and to:

Nomura Asset Capital Corporation
2 World Financial Center
Building B
New York, New York 10281
Attention: Daniel S. Abrams
Fax: (212) 667-1022

(with a copy to Joseph C. Shenker, Esq.,
Sullivan & Cromwell,
125 Broad Street, New York, NY 10004
Fax: (212) 558-3588

and with a copy to Gary Silverman, Esq.
Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Fax: (312) 861-2200.)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS. Except as expressly agreed in a separate writing signed by the parties hereto on or after the date of this Agreement, this Agreement (including any exhibits hereto), the Westin Disclosure Letter, the Starwood Disclosure Letter, the Registration Rights Agreement, the Confidentiality Agreement, dated January 8, 1997, between Starwood Trust and W&S Hotel L.L.C. (the "Confidentiality Agreement") and the Other Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF THE STARWOOD COMPANIES NOR ANY OF THE WESTIN COMPANIES MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.8. NO THIRD PARTY BENEFICIARIES. Except with respect to injunctive relief in respect of Section 6.11 (Benefits), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. OBLIGATIONS OF THE STARWOOD COMPANIES AND OF THE WESTIN COMPANIES. Whenever this Agreement requires a Subsidiary of a Starwood Company to take any action, such requirement shall be deemed to include an undertaking on the part of such Starwood Company to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of a Westin Company to take any action, such requirement shall be deemed to include an undertaking on the part of such Westin Company and the Members to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Trust to cause such Subsidiary to take such action.

     9.10. TRANSFER TAXES. Any liability arising out of the transactions contemplated hereby in respect of any state or local real property, transfer, documentary transfer, recording or other transfer tax shall be borne by

Starwood Trust, Starwood Corp., Starwood Realty Partnership or Starwood Operating Partnership, as applicable, and expressly shall not be a liability of the stockholders of the Westin Companies.

     9.11. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.12. INTERPRETATION; CERTAIN DEFINED TERMS.

     (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Annex, Schedule or Exhibit, such reference shall be to a Section of or Exhibit or Annex to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." For purposes of this Agreement, "indebtedness" includes indebtedness for borrowed money and capitalized lease obligations.

     (b) As used in this Agreement, the term (1) "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person, and (2) "Purchased Entities" means the Westin Subsidiaries and their Subsidiaries and all other entities of which any of Westin Subsidiaries or any of their Subsidiaries has a direct ownership interest, including the Joint Venture Affiliates.

     9.13. SUCCESSORS AND ASSIGNS. (a) The rights of each party under this Agreement shall not be assignable by such party prior to the Effective Time without the written consent of each of the other parties. Following the Effective Time, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of the Starwood Companies, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Except as provided in Section 6.11, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 9.13 any right, remedy or claim under or by reason of this Agreement.

     9.14. DISCLOSURE LETTER UPDATING. (a) The Westin Companies may revise the Westin Disclosure Letter to reflect any changes that occur after the date hereof or to reflect matters coming to the attention of the Westin Companies after the date hereof by delivering a revised Westin Disclosure Letter (or portion thereof) to the Starwood Companies at any time prior to ten business days prior to the Closing Date, marked to show changes from the most recent previously delivered Westin Disclosure Letter (or such portion thereof). The Starwood Companies shall have the right to review the revised Westin Disclosure Letter (or such portion thereof) for a period of ten business days after receipt thereof. If during such ten business-day period the Starwood Companies shall have made a reasonable determination that the revised information contained in the Westin Disclosure Letter (or such portion thereof), together, in the case of the first revision to the Westin Disclosure Letter, with any document referred to in the Westin Disclosure Letter as of the date hereof which is not listed in
Schedule 7.2(a) (without giving effect to any revision thereof occurring after the date hereof), would have on the Closing Date caused the condition set forth in Section 7.2(a) not to have been satisfied, the Starwood Companies shall have the right to deliver a notice to the Westin Companies during such period to the effect that the Starwood Companies are electing to terminate this Agreement pursuant to Section 8.4. If the Starwood Companies do not give such notice within such period, the Starwood Companies shall be deemed to have accepted such revisions and/or the inclusion of such additional documents as a revision to Schedule 7.2(a), and the Westin Disclosure Letter shall be deemed to be superseded by the revised Westin Disclosure Letter.

     (b) The Starwood Companies may revise the Starwood Disclosure Letter to reflect any changes that occur after the date hereof or to reflect matters coming to the attention of the Starwood Companies after the date hereof by delivering a revised Starwood Disclosure Letter (or portion thereof) to the Westin Companies and the Members at any time prior to ten business days prior to the Closing Date, marked to show changes from the most recent previously delivered Starwood Disclosure Letter (or such portion thereof). The Westin Companies shall have the right to review the revised Starwood Disclosure Letter (or such portion thereof) for a period of ten business days after receipt thereof. If during such ten business-day time period the Westin Companies and the Members shall have made a reasonable determination that the revised information contained in the Starwood Disclosure Letter (or such portion thereof) would have on the Closing Date caused the condition set forth in
Section 7.3(a) not to have been satisfied, the Westin Companies shall have the right to deliver a notice to the Starwood Companies during such period to the effect that the Westin Companies and the Members are electing to terminate this Agreement pursuant to Section 8.3. If the Westin Companies and the Members do not give such notice within such period, the Westin Companies shall be deemed to have accepted such revisions, and the Starwood Disclosure Letter shall be deemed to be superseded by the revised Starwood Disclosure Letter.

     9.15. INDEX TO DEFINED TERMS. The capitalized terms set forth below have been defined herein in the respective Sections or other parts hereof set forth below:

DEFINED TERM                                                SECTION OR OTHER PART
------------                                                ---------------------

Acquisition Expenses........................................    Sec. 6.12
Actual Scheduled Expenditures...............................    Sec. 1.3(d)
Actual Unscheduled Expenditures.............................    Sec. 1.3(e)
Affiliate...................................................    Sec. 9.12(b)
Affiliates Letter...........................................    Sec. 6.8
Agreement...................................................    Caption
Assume......................................................    Sec. 1.1(c)
Atlanta.....................................................    Caption
Atlanta Shares..............................................    Sec. 1.1(c)
Audit Date..................................................    Sec. 5.1(f)
Auditor.....................................................    Sec. 1.4(e)
Bankruptcy and Equity Exception.............................    Sec. 5.1(c)
Bartels.....................................................    Caption
Budgeted Scheduled Expenditures.............................    Sec. 1.3(d)
Class A EPS.................................................    Sec. 1.3(a)(i)
Class B EPS.................................................    Sec. 1.3(a)(i)
Certificate.................................................    Sec. 1.3(a)(i)
Closing Balance Sheets......................................    Sec. 1.4(b)
Closing Working Capital.....................................    Sec. 1.4(f)
Code........................................................    4th Recital
Compensation and Benefit Plans..............................    Sec. 5.1(h)(i)
Confidentiality Agreement...................................    Sec. 9.7
Consumables.................................................    Sec. 5.1(p)(ix)
Contract....................................................    Sec. 5.1(q)(ii)
Current Assets..............................................    Sec. 1.4(f)
Current Liabilities.........................................    Sec. 1.4(f)
Declaration of Trust........................................    Sec. 2.1
Delaware Certificate of Merger..............................    Sec. 1.7
Denver......................................................    Caption
Denver Shares...............................................    Sec. 1.1(c)

DEFINED TERM                                                    SECTION OR OTHER PART
------------                                                    ---------------------
DGCL........................................................    Sec. 1.2
Dissenting Shares...........................................    Sec. 1.3(a)(i)
Dissenting Stockholders.....................................    Sec. 1.3(a)(i)
Documents...................................................    Sec. 5.1(p)(ix)
Effective Time..............................................    Sec. 1.7
Environmental Laws..........................................    Sec. 5.1(j)(i)
Environmental Property Transfer Acts........................    Sec. 5.1(j)(vii)
ERISA.......................................................    Sec. 5.1(h)(i)
ERISA Affiliate.............................................    Sec. 5.1(h)(i)
Estimated Working Capital...................................    Sec. 1.4(a)
Estimated Working Capital Balance Sheet.....................    Sec. 1.4(a)
Exchange Act................................................    Sec. 5.2(d)(1)
Excluded Shares.............................................    Sec. 1.3(a)(i)
Fixtures and Tangible Personal Property.....................    Sec. 5.19(p)(ix)
GAAP........................................................    Sec. 1.4(f)
Government Antitrust Entity.................................    Sec. 6.5(f)
Governmental Entity.........................................    Sec. 5.1(d)(i)
Governmental Consents.......................................    Sec. 7.1(b)
Hazardous Substance.........................................    Sec. 5.1(j)(v)
Hotel.......................................................    Sec. 5.1(p)(ix)
Hotel Agreement.............................................    Sec. 5.1(p)(ix)
Hotel Names.................................................    Sec. 5.1(p)(ix)
HSR Act.....................................................    Sec. 5.1(d)(i)
Improvements................................................    Sec. 5.1(p)(ix)
Intellectual Property Rights................................    Sec. 5.1(r)(vii)
IRS.........................................................    Sec. 5.1(h)(ii)
Joint Venture Affiliates....................................    Sec. 5.1(s)
Joint Venture Agreement.....................................    Sec. 5.1(s)
Land........................................................    Sec. 5.1(p)(ix)
Lauderdale..................................................    Caption
Lauderdale Shares...........................................    Sec. 1.1(b)
Laws........................................................    Sec. 5.1(i)
Leased Properties...........................................    Sec. 5.1(p)(ii)
Lien........................................................    Sec. 5.1(p)(ix)
LLC.........................................................    Caption
Maryland Articles of Merger.................................    Sec. 1.7
Maryland Assessments Department.............................    Sec. 1.7
MCA.........................................................    Sec. 1.2
Members.....................................................    Caption
Merger......................................................    1st Recital
Merger Consideration........................................    Sec. 1.3(a)(i)
Multiemployer Plan..........................................    Sec. 5.1(h)(i)
Nomura......................................................    Caption
NYSE........................................................    Sec. 5.2(d)(i)
Order.......................................................    Sec. 7.1(c)
Owned Properties............................................    Sec. 5.1(p)(i)
Pension Plan................................................    Sec. 5.1(h)(ii)
Permitted Liens.............................................    Sec. 5.1(p)(i)
Prepayable Debt.............................................    Sec. 6.1(c)
Proposed Expenditure........................................    Sec. 1.3(e)
Proxy Statement.............................................    Sec. 6.3

DEFINED TERM                                                    SECTION OR OTHER PART
------------                                                    ---------------------
Purchased Entities..........................................    Sec. 9.12(b)
Real Property, Real Properties..............................    Sec. 5.1(p)(iv)
Real Property Entity, Real Property Entities................    Sec. 5.1(p)(i)
Real Property Laws..........................................    Sec. 5.1(p)(viii)
Real Property Permits.......................................    Sec. 5.1(p)(vii)
Redistributed Subsidiary Shares.............................    Sec. 1.1(g)
REIT........................................................    Sec. 5.2(k)
Representatives.............................................    Sec. 6.7
Requisite Vote..............................................    Sec. 7.1(a)
St. John....................................................    Caption
St. John Shares.............................................    Sec. 1.1(d)
Seattle.....................................................    Caption
Seattle Shares..............................................    Sec. 1.1(a)
Securities Act..............................................    Sec. 5.1(t)(ii)
Significant Subsidiaries....................................    Sec. 5.2(a)
Single Employer Plan........................................    Sec. 5.1(h)(iii)
Space Leases................................................    Sec. 5.1(p)(i)(5)
Starwood Affiliated Group...................................    Sec. 5.2(i)
Starwood Audit Date.........................................    Sec. 5.2(e)
Starwood Companies..........................................    Caption
Starwood Corp...............................................    Caption
Starwood Corp. Shares.......................................    Sec. 5.2(b)
Starwood Disclosure Letter..................................    Sec. 5.2
Starwood Material Adverse Effect............................    Sec. 5.2(a)
Starwood Operating Partnership..............................    Caption
Starwood Operating Partnership Units........................    Sec. 1.1(d)
Starwood Realty Partnership.................................    Caption
Starwood Realty Partnership Units...........................    Sec. 1.1(a)
Starwood Reports............................................    Sec. 5.2(e)
Starwood Securities.........................................    Sec. 6.16(f)
Starwood Trust..............................................    Caption
Starwood Trust Requisite Vote...............................    Sec. 5.2(c)(i)
Starwood Trust Shares.......................................    Sec. 5.2(b)
Starwood Trust Stock Plan...................................    Sec. 5.2(b)
Starwood Voting Debt........................................    Sec. 5.2(b)
Stockholders Meeting........................................    Sec. 6.4
Subsidiary..................................................    Sec. 5.1(a)
Subsidiary Contribution.....................................    Sec. 1.1(e)
Surviving Trust.............................................    Caption
Tax, Taxes, Taxable.........................................    Sec. 5.1(l)
Tax Return..................................................    Sec. 5.1(l)
Tax Sharing Arrangement.....................................    Sec. 5.1(l)
Tenant Leases...............................................    Sec. 5.1(p)(ii)
Termination Date............................................    Sec. 8.2
Trademarks..................................................    Sec. 5.1(r)(i)(1)
Transfer....................................................    Sec. 6.16(f)
Westin Affiliated Group.....................................    Sec. 5.1(l)
Westin Companies............................................    Caption
Westin Contracts............................................    Sec. 5.1(d)(ii)
Westin Disclosure Letter....................................    Sec. 5.1
Westin Group................................................    Sec. 1.4(a)

DEFINED TERM                                                    SECTION OR OTHER PART
------------                                                    ---------------------
Westin Material Adverse Effect..............................    Sec. 5.1(a)
Westin Subsidiaries.........................................    Caption
Westin Voting Debt..........................................    Sec. 5.1(b)
WHWE........................................................    Caption
Woodstar....................................................    Caption
Working Capital.............................................    Sec. 1.4(f)
Worldwide...................................................    Caption
Worldwide Debt..............................................    Sec. 1.3(a)
Worldwide Shares............................................    Sec. 1.3(a)

     9.16. STARWOOD TRUST. The name "Starwood Trust" is the designation of Starwood Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969 as amended and restated, and all Persons dealing with Starwood Trust must look solely to Starwood Trust's property for the enforcement of any claims against Starwood Trust, as the Trustees, officers, agents and security holders of Starwood Trust assume no personal obligations of Starwood Trust, and their respective properties shall not be subject to claims of any Person relating to such obligation.

     9.17. NOMURA. The parties hereto acknowledge that Nomura owns a nonvoting membership interest in the LLC and that such interest does not give Nomura the ability to control the ongoing operations and activities of the LLC. The parties agree that Nomura will not be personally liable for the actions of the LLC to the extent it does not have the ability to control the operations, activities or decisions of the LLC.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          W&S Hotel L.L.C.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          WHWE L.L.C.

                                          By: Whitehall Street Real Estate
                                            Limited Partnership V,
                                            Member and Manager

                                          By: WH Advisors, L.P. V,
                                            General Partner

                                          By: WH Advisors, Inc. V,
                                            General Partner

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          By: GS Capital Partners, L.P.,
                                            Member and Manager

                                          By: GS Advisors, L.P.,
                                              General Partner

                                          By: GS Advisors, Inc.,
                                            General Partner

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          Woodstar Investor Partnership

                                          By: Marswood Investors, L.P.
                                            General Partner

                                          By: Starwood Capital Group, L.P.
                                            General Partner

                                          By: BSS Capital Partners, L.P.
                                            General Partner

                                          By: Sternlicht Holdings II, Inc.
                                            General Partner

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          Juergen Bartels

                                          --------------------------------------
                                          Nomura Asset Capital Corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          W&S Lauderdale Corp.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          W&S Seattle Corp.

                                          By: ----------------------------------
                                              Name:
                                            Title:

                                          Westin St. John Hotel Company, Inc.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          W&S Denver Corp.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          W&S Atlanta Corp.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          Westin Hotels & Resorts Worldwide,
                                          Inc.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          Starwood Lodging Trust

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          Starwood Lodging Corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          SLT Realty Limited Partnership

                                          By: Starwood Lodging Trust,
                                            General Partner

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          SLC Operating Limited Partnership

                                          By: Starwood Lodging Corporation,
                                            General Partner

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                               SCHEDULE 1.3(D)-1

               SCHEDULED CAPITAL EXPENDITURES AND/OR INVESTMENTS

Worldwide and/or its Subsidiaries:
Cincinnati..................................................  $ 4,901,000
  Costa Mesa................................................  $ 2,023,000
  Denver -- Cherry Creek....................................  $   342,000
  Houston...................................................  $ 7,172,000
  San Francisco Airport.....................................  $ 2,938,000
  Seattle...................................................  $ 8,158,000
  Indianapolis..............................................  $ 3,284,000
  Corporate -- Fixed Assets (including Capital Leases)......  $11,453,000
Lauderdale and/or its Subsidiaries
  Ft. Lauderdale (including Capital Leases).................  $ 1,968,000
Atlanta and/or its Subsidiaries
  Atlanta...................................................  $ 3,200,000
Denver and/or its Subsidiaries
  Denver....................................................  $   363,000
                                                              ===========
                                                              $45,802,000

                                SCHEDULE 6.1(C)

     In the case of debt incurred by Worldwide, the debt must: (i) mature no earlier than the applicable six and one-half month period during which refinancing is prohibited; and (ii) bear interest at a market rate for comparable debt.

     In the case of debt incurred by the Members, the debt must: (i) mature no earlier than the applicable two-year period during which refinancing is prohibited and (ii) bear interest at a market rate for comparable debt.

     The Westin Companies will attempt in good faith to obtain terms with respect to all such indebtedness providing for the interest rate on such indebtedness to be amended, upon the assumption or guarantee thereof by one or more Starwood Companies, to an appropriate rate that takes into account assumption or guarantee of such indebtedness by the Starwood Companies.

                                SCHEDULE 1.3(C)

                  [FOR DETERMINING DECREASE IN PURCHASE PRICE]

                                                              Total Debt
                                                              ----------
                                                              (in 000s)
Members Debt
  Fort Lauderdale...........................................  $   21,900
  Seattle...................................................     104,800
  Tabor Center..............................................      20,500
  St. John..................................................       6,000
                                                              ----------
                                                                 153,200
Existing Debt
  Senior Credit Facility....................................     280,848
  Revolving Credit Facility.................................      50,152
  Subordinated Notes........................................     113,856
  Indianapolis 1st..........................................      41,613
  Indianapolis Mezz.........................................       5,253
  St. Johns Existing Debt...................................      29,500
  San Francisco Airport.....................................         562
  Capitalized Leaseholds....................................       9,076
  Notes Payable.............................................       2,553
  Joint Venture Debt(1)(2)..................................      34,230
  Tabor Center..............................................      53,200
  Peachtree.................................................      90,000
                                                              ----------
Total Existing Debt.........................................     710,843
                                                              ----------
Debt to be incurred by Worldwide............................     160,000
Debt to be incurred by Atlanta..............................      34,200
Debt to be incurred for E&P.................................       6,000
Subtotal(2).................................................     911,043
                                                              ----------
Total Debt(2)...............................................  $1,064,243
                                                              ==========

-------------------------
(1) Includes the fair share of joint venture indebtedness associated with The Westin London, Ontario of Cdn$985,000, which amount has been converted to U.S. dollars at the Cdn$/US$ exchange rate on June 30, 1997 of $1.3795.

(2) For all purposes of this Schedule 1.3(c) and for purposes of determining any purchase price reduction pursuant to Section 1.3(c), all existing indebtedness as of June 30, 1997 of Westin Hotels Limited Partnership, Westin St. Francis Limited Partnership, Westin Chicago Limited Partnership and their respective general partners is, and shall be, excluded.

                                SCHEDULE 6.16(D)

     None of the Starwood Companies shall be required to comply with any financial covenants other than financial covenants no more restrictive than the following:

          (i) Fixed charge coverage ratio of no greater than 1.5.

          (ii) Maximum total indebtedness of 60% of "Total Value", defined as
     (a) 11 times trailing 12 month run rate EBITDA of the Starwood Companies (other than the Westin Subsidiaries) plus (b) the aggregate value of total consideration paid for Worldwide and the other Westin Subsidiaries under the Transaction Agreement.

          (iii) Minimum consolidated net worth of $1.0 billion.

                                SCHEDULE 7.2(J)

 1. Westin Philippine Plaza (Manilla)
 2. Westin Chicago (O'Hare)
 3. Galleria Hotel (Dallas)
 4. Westin Resort (Hilton Head)
 5. Westin Maui
 6. Westin Hotel (Surabaya, Indonesia)
 7. Westin Hotel Charlotte (Charlotte, NC)
 8. Westin Dragonara Resort (Malta)
 9. The Westin Galleria & Oaks (Houston)
10. The Westin South Court Plaza (Costa Mesa)
11. New York Palace